UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.  )

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PDC ENERGY, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PDC ENERGY, INC.

1775 Sherman Street, Suite 3000

Denver, Colorado 80203

(303) 860-5800

April 14, 2021

Dear Stockholder of PDC Energy, Inc.:

You are cordially invited to attend the 2021 Annual Meeting of PDC Energy, Inc. to be held via virtual web conference at www.virtualshareholdermeeting.com/PDCE2021 on May 26, 2021, at 8:00 a.m. Mountain Time (the “Annual Meeting”).

The accompanying Notice of Annual Meeting and Proxy Statement provide information concerning the matters to be considered at the Annual Meeting. The Annual Meeting will cover only the business contained in the Proxy Statement.

We hope you will join us at the Annual Meeting online. Your vote is extremely important this year regardless of the number of shares you own. We value your opinion and encourage you to participate by voting your proxy card. Whether or not you plan to attend virtually, it is important that your shares be represented at the Annual Meeting. You may vote your shares by using the telephone or Internet voting options described in the attached Notice of Annual Meeting and proxy card. If you receive a proxy card by mail, you may cast your vote by completing, signing and returning it promptly. This will ensure that your shares are represented at the Annual Meeting even if you are unable to virtually attend.

Sincerely,

Barton R. Brookman President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON

Wednesday, May 26, 2021

April 14, 2021

To the stockholders of PDC Energy, Inc.:

The 2021 Annual Meeting of PDC Energy, Inc. (the “Company”) will be held via the Internet through a virtual web conference at www.virtualshareholdermeeting.com/PDCE2021 on May 26, 2021, at 8:00 a.m. Mountain Time. You will be able to attend the meeting online by visiting the website above, and submit questions to be answered at the Annual Meeting prior to the meeting. You will also be able to vote your shares electronically at the Annual Meeting. The meeting will be held online only, and will be held for the following purposes:

●	To elect seven directors nominated by the Board and identified in the accompanying proxy statement, each for a term of one year (Proposal No. 1);
●	To approve, on an advisory basis, the compensation of the Company’s named executive officers (Proposal No. 2);
●	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021 (Proposal No. 3); and
●	To transact any other business that may properly come before the meeting and at any and all adjournments or postponements thereof.

The Board has fixed the close of business on March 30, 2021 as the record date for determining the stockholders having the right to receive notice of, to attend virtually and to vote at the Annual Meeting or any adjournment or postponement thereof. A list of these stockholders will be open for examination by any stockholder for any purpose germane to the Annual Meeting for a period of 10 days prior to the Annual Meeting at our principal executive offices at 1775 Sherman St., Suite 3000, Denver, CO 80203, and electronically during the Annual Meeting at www.virtualshareholdermeeting.com/PDCE2021 when you enter your control number. The presence in person, virtually or by proxy of the holders of a majority of the outstanding shares of the Company’s common stock entitled to vote is required to constitute a quorum.

If you are a record holder of shares, or an owner who owns shares in “street name” and obtains a “legal” proxy from your broker, bank, trustee or nominee, you still may attend the Annual Meeting and vote your shares or revoke your prior voting instructions.

Your vote is especially important to us at this Annual Meeting. Regardless of the number of shares of our common stock that you own, your vote will be very important. Thank you for your continued support, interest and investment in the Company.

By Order of the Board of Directors,

Nicole L. Martinet Senior Vice President, General Counsel and Secretary

PDC ENERGY, INC.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To be held on May 26, 2021

The accompanying proxy is being solicited by the Board of Directors (“Board”) of PDC Energy, Inc. (“PDC,” the “Company,” “we,” “us” or “our”) to be voted at the annual meeting of the stockholders of the Company (the “Annual Meeting”) to be held on May 26, 2021, at 8:00 a.m. Mountain Time and at any and all adjournments or postponements of the meeting, for the purposes set forth in this Proxy Statement and the accompanying Notice of Annual Meeting. On or about April 14, 2021, we began mailing proxy materials to stockholders. For information on how to vote your shares, see the instructions included on the proxy card or instruction form described under “Information About Voting and the Meeting” herein.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY

OF PROXY MATERIALS FOR THE ANNUAL MEETING

TO BE HELD ON MAY 26, 2021

The Notice of Annual Meeting, the Proxy Statement for the 2021 Annual Meeting, and the 2020 Annual Report, which is the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, are available at www.proxyvote.com.

Virtual Meeting Admission

Stockholders of record as of March 30, 2021 will be able to participate in the Annual Meeting by visiting our Annual Meeting website at www.virtualshareholdermeeting.com/PDCE2021. To participate in the Annual Meeting, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials.

The Annual Meeting will begin promptly at 8:00 a.m. Mountain Time on Wednesday, May 26, 2021. Online check-in will begin at 7:45 a.m. Mountain Time, and you should allow approximately 15 minutes for the online check-in procedures.

Voting

Whether or not you plan to virtually attend the Annual Meeting and regardless of the number of shares that you own, please cast your vote, at your earliest convenience, as instructed in the proxy card. Your vote is very important. Your vote before the Annual Meeting will ensure representation of your shares at the Annual Meeting even if you are unable to virtually attend. You may submit your vote by the Internet, telephone, mail or in person by participating virtually in the meeting. Voting over the Internet or by telephone is fast and convenient, and your vote is immediately confirmed and tabulated. By using the Internet or telephone, you help us reduce postage, printing and proxy tabulation costs. We encourage all holders of record to vote in accordance with the instructions on the proxy card and/or voting instruction form prior to the Annual Meeting even if they plan on virtually attending the meeting. Submitting a vote before the Annual Meeting will not preclude you from voting your shares at the meeting should you decide to virtually attend.

PDC ENERGY, INC. - PROXY STATEMENT

PROXY STATEMENT SUMMARY

This Proxy Statement Summary highlights information contained elsewhere in this document. Please read the entire Proxy Statement carefully before voting.

Annual Meeting of Stockholders

TIME AND DATE	PLACE	RECORD DATE
8:00 a.m. Mountain Time on Wednesday, May 26, 2021	Virtually at www.virtualshareholdermeeting.com/PDCE2021	March 30, 2021

VOTING

Stockholders as of the record date are entitled to vote. To vote via the Internet, by telephone, mail or virtually at the Annual Meeting, please refer to the instructions on your proxy card in the postage paid envelope provided.

Voting Matters

BOARD RECOMMENDATION
1	PROPOSAL 1 Election of Seven Directors Elect seven directors nominated by the Board, each for a term of one year.	FOR

2	PROPOSAL 2 Approve Executive Officer Compensation To approve, on an advisory basis, the compensation of the Company’s named executive officers.	FOR

3

PROPOSAL 3 Ratify the Appointment of PricewaterhouseCoopers LLP

To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.

FOR

PDC ENERGY 2021 PROXY	1

PDC ENERGY, INC. - PROXY STATEMENT

PROPOSAL NO. 1—ELECTION OF SEVEN DIRECTORS

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE ON THE PROXY CARD AND VOTING INSTRUCTION FORM “FOR” THE ELECTION OF THE SEVEN DIRECTORS NOMINATED BY THE BOARD. PROPERLY SUBMITTED PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

You are asked to consider seven nominees for election to the Board. Each nominee would serve for a one-year term until the 2022 annual meeting of the stockholders of the Company and until his or her successor is duly elected and qualified.

ACCORDINGLY, THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH AND ALL OF THE BOARD NOMINEES.

The appointed proxies will vote your shares in accordance with your instructions on the proxy card and for the election of all of the Director nominees unless you withhold your authority to vote for one or more of them. The Board does not contemplate that any of the Director nominees will become unavailable for any reason; however, if any Director is unable to stand for election, the Board may reduce the size of the Board or select a substitute. Your proxy cannot otherwise be voted for a person who is not named in this Proxy Statement as a candidate for Director or for a greater number of persons than the number of Director nominees named. The Directors will be elected by an affirmative vote of a plurality of the outstanding common shares. “Withhold votes” and broker non-votes will have no effect on the election of Directors.

BOARD OF DIRECTORS

As of the Annual Meeting, the composition of the Board is expected to be as follows:

YEAR THE
DIRECTOR JOINED
DIRECTORS	THE BOARD
Barton R. Brookman	2015
Anthony J. Crisafio(1)	2006
Mark E. Ellis	2017
Christina M. Ibrahim(2)	2018
Paul J. Korus	2020
Randy S. Nickerson(3)	2017
David C. Parke	2003
Lynn A. Peterson	2020
Carlos A. Sabater(4)	—
Diana L. Sands	2021

Mr. Lillo was appointed to the Senior Management Team in September 2020; his annual cash incentive target was increased to 80% effective September 1, 2020 in connection with his appointment.
(1)
On February 17, 2021, Mr. Crisafio informed the Company that he will not stand for re-election at the Annual Meeting.
(2)
On April 9, 2021, Ms. Ibrahim informed the Company that she will not stand for re-election at the Annual Meeting.
(3)
On February 17, 2021, Mr. Nickerson informed the Company that he will not stand for re-election at the Annual Meeting.
(4)
Mr. Sabater is not currently a member of the Board as of the Annual Meeting. However, on April 13, 2021, Mr. Sabater was nominated by the Board to stand for election at the Annual Meeting, as noted in his biography below.

2	PDC ENERGY 2021 PROXY

PDC ENERGY, INC. - PROXY STATEMENT

All of the Director nominees named hereafter will be standing for election to serve a one-year term. The Board, based on the recommendation of the Nominating and Governance Committee (the “N&G Committee”), has recommended Mr. Brookman, Mr. Ellis, Mr. Korus, Mr. Parke, and Mr. Peterson for re-election and Mr. Sabater and Ms. Sands for election as directors. All of the director nominees are current members of the board, other than Mr. Sabater, who is nominated for election to the Board for the first time. Ms. Sands was appointed to the Board on February 18, 2021 and is also seeking election for the first time.

NAME, PRINCIPAL OCCUPATION FOR PAST FIVE YEARS AND OTHER DIRECTORSHIPS

BARTON R. BROOKMAN DIRECTOR President and Chief Executive Officer Age: 58 Committees: None

Background

Mr. Brookman, the Company’s President and Chief Executive Officer (“CEO”), was appointed to the Board in January 2015, simultaneously with his appointment as the Company’s CEO. Mr. Brookman joined the Company in July 2005 as Senior Vice President—Exploration and Production; he was appointed to the position of Executive Vice President and Chief Operating Officer in June 2013 and then served as President and Chief Operating Officer from June 2014 through December 2014. Prior to joining PDC, Mr. Brookman worked for Patina Oil and Gas and its predecessor Snyder Oil from 1988 until 2005 in a series of operational and technical positions of increasing responsibility, ending his service at Patina as Vice President of Operations.

Education

B.S. in Petroleum Engineering from the Colorado School of Mines and a M.S. in Finance from the University of Colorado.

Experience

The Board has concluded that in addition to his role as CEO of the Company, Mr. Brookman is qualified to serve as a Director due to, among other things, his many years of oil and gas industry executive management experience, his active involvement in industry groups and his knowledge of current developments and best practices in the industry.

63
MARK E. ELLIS DIRECTOR (Non-Executive Chairman) Age: 64 Committees: Nominating and Governance (Chair)

Background

Mr. Ellis was elected to the Board in 2017 and was appointed Non-Executive Chairman of the Board in February 2020. He served as a director and President and Chief Executive Officer of Linn Energy, Inc., the reorganized successor to Linn Energy, LLC (“LINN”), which filed for bankruptcy in the federal bankruptcy court, Southern District of Texas, in May 2016. From January 2010 until his retirement from LINN in August 2018, Mr. Ellis was the President and Chief Executive Officer and a director of LINN. From 2012 until August 2018, Mr. Ellis also served as Chairman of LINN’s board of directors. Prior to joining LINN in 2006, Mr. Ellis served in varying roles of increasing responsibility for Burlington Resources and ConocoPhillips.

Education

B.S. in Petroleum Engineering from Texas A&M University.

Experience

The Board has concluded that Mr. Ellis is qualified to serve as a Director because his service as the chief executive officer and director of another public energy company provides extensive oil and gas industry executive management experience, as well as knowledge of current developments and best practices in the industry.

PDC ENERGY 2021 PROXY	3

PDC ENERGY, INC. - PROXY STATEMENT

PAUL J. KORUS DIRECTOR Age: 64 Committees: Audit Nominating and Governance

Background

Mr. Korus joined the Board in January 2020 in connection with the closing of the Company’s merger with SRC Energy Inc. (“SRC”). Mr. Korus was previously the Senior Vice President and Chief Financial Officer of Cimarex Energy Co. from September 2002 until his retirement in 2015, and held the same positions with its predecessor, Key Production Company, from 1999 through 2002. Mr. Korus has been a director of Whiting Petroleum since September 2020 and a director of Antero Resources Corporation (“Antero”) since December 2018, but he informed Antero he will not stand for re-election at Antero’s 2021 annual meeting. He was a member of the board of directors of SRC from June 2016 until January 2020. Mr. Korus was also a director of Antero Midstream Partners LP from January 2019 until its merger with Antero Midstream GP LP in March 2019. His previous experience also includes approximately five years as an oil and gas research analyst at an investment banking firm. He began his oil and gas career in 1982 with Apache Corporation where he held positions in corporate planning, information technology and investor relations.

From 2011 to 2019, Mr. Korus served on the UND College of Business and Public Administration Alumni Advisory Council and was its chairperson from 2017 to 2019. Mr. Korus is a former CPA.

Education

B.S. in Economics and M.S. in Accounting from the University of North Dakota.

Experience

The Board has concluded that Mr. Korus is qualified to serve as a Director because of his service as an officer and director of other public energy companies, providing for extensive oil and gas industry executive and board experience. He also brings strong financial and accounting expertise based on his experience as a former chief financial officer of a public company.

58 Compensation Governance

DAVID C. PARKE DIRECTOR Age: 54 Committees: Audit Compensation (Chair) Nominating and Governance

Background

Mr. Parke, who joined the Board in 2003, has over 30 years of investment banking experience. He has served as a Managing Director of Gordian Investments LLC since October 2014. He has also been a member of the Life Science Advisory Group of IP Group plc since July 2018. From June 2011 until October 2014, he was a Managing Director in the investment banking group of Burrill Securities LLC, an investment banking firm. From 2006 until June 2011, he was a Managing Director of Boenning & Scattergood, Inc., a regional investment bank. Prior to joining Boenning & Scattergood, from October 2003 to November 2006, he was a Director with the investment banking firm Mufson Howe Hunter & Company LLC. From 1992 through 2003, Mr. Parke was Director of Corporate Finance of Investec, Inc. and its predecessor, Pennsylvania Merchant Group Ltd., both investment banking companies. Prior to joining Pennsylvania Merchant Group, Mr. Parke served in the corporate finance departments of Wheat First Butcher & Singer, now part of Wells Fargo, and Legg Mason, Inc., now part of Stifel Nicolaus.

Education

B.S. in Finance from Lehigh University and an M.B.A. from the Wharton School at the University of Pennsylvania.

Experience

The Board has concluded that Mr. Parke is qualified to serve as a Director because, among other things, he has extensive investment banking and strategic advisory experience, including experience in the oil and gas area, allowing him to contribute broad financial and investment banking expertise to the Board and to provide guidance on capital markets and acquisition matters.

4	PDC ENERGY 2021 PROXY

PDC ENERGY, INC. - PROXY STATEMENT

IANA 68	Chairman of the Board, Chief Executive Officer and President of SRC allows him to provide the Company with critical guidance regarding the SRC integration. [ADD]
LYNN A. PETERSON DIRECTOR Age: 68 Committees: Compensation

Background

Mr. Peterson joined the Board in January 2020 in connection with the closing of the merger with SRC. Mr. Peterson was appointed President, Chief Executive Officer and director of Whiting Petroleum Corporation (“Whiting”) in September 2020. He was the Chairman of the Board, Chief Executive Officer and President of SRC from May 2015 until January 2020. He was a co-founder of Kodiak Oil & Gas Corporation (“Kodiak”), and served Kodiak as a director (2001-2014) and as its President, Chief Executive Officer (2002-2014) and Chairman of the Board (2011-2014) until its acquisition by Whiting in December 2014. Mr. Peterson has been a member of the board of directors of Denbury Resources Inc. since May 2017. Mr. Peterson has over 35 years of industry experience.

Education

B.S. in Accounting from Northern Colorado University.

Experience

The Board has concluded that Mr. Peterson is qualified to serve as a Director because of his extensive oil and gas industry and leadership experience. Mr. Peterson’s experience as a chief executive officer and service as director of other public energy companies provide valuable understanding of management processes and strategy of oil and gas companies. Mr. Peterson’s experience as former Chairman of the Board, Chief Executive Officer and President of SRC allows him to provide the Company with critical guidance regarding the SRC integration.

CARLOS A. SABATER DIRECTOR Age: 62 Committees: None

Background

On April 13, 2021, Mr. Sabater was nominated by the Board for election as a director at the Company’s Annual Meeting. Mr. Sabater is a certified public accountant with nearly 40 years of leadership, accounting and financial reporting experience. During his extensive career at Deloitte Touche Tohmatsu Limited (“Deloitte”), Mr. Sabater served in various senior leadership and operational roles, including CEO for both the U.S. and global audit practices. He also served as the managing partner for all of Deloitte’s businesses across 28 countries in North and South America. Mr. Sabater also led various risk, governance, audit, finance, compensation and global committees during his service as an elected board member for the Deloitte firms in the U.S., Mexico, Central and Latin America, the Caribbean and Bermuda. Mr. Sabater has a multi-cultural business background, is fluent in Spanish, was born in Cuba and retired from Deloitte as a Senior Global Partner in 2020.

Education

B.B.A. in Accounting and Finance from Florida International University

Experience

The Board has concluded that Mr. Sabater is qualified to serve as a Director because, among other things, of his extensive leadership, executive and board service and experience in audit, finance, risk and governance matters for public companies.

PDC ENERGY 2021 PROXY	5

PDC ENERGY, INC. - PROXY STATEMENT

DIANA L. SANDS DIRECTOR Age: 55 Committees: None

Background

Ms. Sands was appointed to the Board in February 2021. She retired in 2020 from the Boeing Company (“Boeing”) as Executive Officer and Senior Vice President, Office of Internal Governance and Administration, a role she held since 2016. Reporting to Boeing’s CEO and the audit committee, Ms. Sands oversaw a diverse team including corporate audit, ethics and investigations, compliance risk management, security, and internal services. During her 20-year career at Boeing, Ms. Sands served in several financial and governance roles with increasing responsibility, including Director of Corporate Treasury, Vice President Investor Relations, Financial Planning & Analysis, and Corporate Controller. Prior to Boeing, Ms. Sands served in finance roles at General Motors Corporation and Ameritech Communications, Inc., among others.

Education

Bachelor of Business Administration from University of Michigan and an M.B.A. from the Kellogg School of Management at Northwestern University.

Experience

The Board has concluded that Ms. Sands is qualified to serve as a Director because, among other things, she has extensive executive finance and governance experience in large public companies, allowing her to contribute broad financial, audit and compliance expertise to the Board.

The seven Director nominees will be elected by an affirmative vote of a plurality of the outstanding common shares. Broker non-votes will have no effect on the election of Directors.

6	PDC ENERGY 2021 PROXY

PDC ENERGY, INC. - PROXY STATEMENT

DIRECTOR COMPENSATION

We compensate Directors with a combination of cash and equity-based incentives to attract and retain qualified candidates to serve on our Board and to align Directors’ interests with those of our stockholders. In determining how to compensate our Directors, we consider the significant amount of time they spend fulfilling their duties, as well as the competitive market for skilled directors. Cash payments are paid quarterly. No compensation is paid to our CEO for his service on the Board.

Compensation for our non-employee Directors (“Non-Employee Directors”) is reviewed annually by the Compensation Committee and is approved by the Board. The Compensation Committee uses its independent compensation consultant to conduct this annual review, which includes board and committee retainers, meeting fees and equity-based awards using the same peer group used to determine executive compensation. See “Compensation Policies and Practices” and “Role of Independent Compensation Consultant” in the Compensation Discussion and Analysis section of this Proxy Statement. Based on this review for 2020, the Compensation Committee recommended maintaining the same compensation amounts and structure as 2019, with the exception of the N&G Committee Chair which it recommended be increased from $10,000 to $15,000 given the increased focus on corporate governance by investors generally and the resulting increased time commitment by the N&G Committee Chair. However, Director compensation was temporarily decreased as detailed below following voluntary reductions to cash compensation in response to the precipitous drop in commodity prices and negative impacts to our business during the first quarter of 2020 as a result of the COVID-19 pandemic.

CASH COMPENSATION

Annual Board and Committee Retainers

Subject to the 2020 pay reductions described below, each Non-Employee Director receives an annual cash retainer for service on the Board, which covers attendance at all Board and committee meetings. In addition, Non-Employee Directors receive an additional cash retainer to compensate them for the extra responsibilities associated with their roles. The 2020 Board and committee retainers are reflected in the following table (which does not give effect to the pay reductions described below).

	Member	Chair
	Retainer	Retainer
Board	$100,000	$100,000
Audit Committee	10,000	20,000
Compensation Committee	—	15,000
Nominating and Governance Committee	—	15,000

Compensation Actions in Response to COVID-19

As a result of the COVID-19 pandemic and the precipitous drop in commodity prices that followed, each Non-Employee Director took a voluntary 15% reduction in his or her annual cash retainer and any additional cash retainer beginning on April 1, 2020 and continuing through September 30, 2020. Further, our Non-Executive Chairman did not receive his additional chair retainer beginning on April 1, 2020 through September 30, 2020, resulting in a cumulative 50% reduction in his chair retainer for 2020.

EQUITY COMPENSATION

On February 19, 2020, Mr. Ellis, the Non-Executive Chairman, was granted an award with an intended value of $175,000 in restricted stock units (“RSUs”) and the remaining Non-Employee Directors each received an award with an intended value of $140,000 in RSUs for their service on the Board. The RSUs were granted

PDC ENERGY 2021 PROXY	7

PDC ENERGY, INC. - PROXY STATEMENT

under our 2010 Equity Incentive Plan. The actual number of RSUs granted was determined based on the five-day average closing stock price ending the day prior to the date of grant. The RSUs vest on the one-year anniversary of the grant date (subject, generally, to the director not resigning or being removed for cause prior to the vesting date).

DEFERRED COMPENSATION

Prior to 2018, each Non-Employee Director had the option to defer all or a portion of his or her annual cash compensation and all or a portion of his or her eligible RSUs pursuant to the Non-Employee Director Deferred Compensation Plan (the “Deferred Comp Plan”). Effective December 31, 2017, the Compensation Committee amended the Deferred Comp Plan to prohibit future deferral elections of cash and/or RSUs into the plan, and no further amounts have been contributed to the Deferred Comp Plan. All compensation that was previously deferred pursuant to the Deferred Comp Plan will continue to be credited with hypothetical earnings and losses as if invested in common stock of the Company until such amounts are distributed. As of December 31, 2020, two Directors and our Director Emeritus had balances resulting from prior deferrals of cash director fees and/or equity compensation. The Board voted to terminate the Deferred Comp Plan on May 26, 2020. In connection with the termination, and in order to liquidate all funds remaining in the Deferred Comp Plan, the Company will make distributions to each of the two Directors and Director Emeritus with outstanding balances on or about June 1, 2021.

Compensation paid to the Non-Employee Directors for 2020 was as follows:

2020 DIRECTOR COMPENSATION

	Fees
	Earned
	or Paid	Stock
	in Cash(1)	Awards(2)(3)	Total
Name	($)	($)	($)
Anthony J. Crisafio	$120,250	$142,793	$263,043
Mark E. Ellis	142,500	178,486	320,986
Christina M. Ibrahim	106,376	142,793	249,169
Paul J. Korus	96,209	142,793	239,002
Randy S. Nickerson	92,500	142,793	235,293
David C. Parke	115,626	142,793	258,419
Lynn A. Peterson	88,333	142,793	231,126
Jeffrey C. Swoveland(4)	110,861	142,793	253,654
(1)	Includes annual Board retainer, committee and committee chair retainers and the retainer for the Non-Executive Chairman of the Board and the effect of all 2020 voluntary reductions to such retainers noted above.
(2)	Represents RSUs granted to our Non-Employee Directors. The RSU amounts reported in this table reflect the grant date fair value of the RSUs computed in accordance with FASB ASC Topic 718 based solely on the stock price on the date of grant. Such amounts differ slightly from the intended award amount described above. (The amounts do not reflect the actual amounts that may be realized by the Directors.)
(3)	At December 31, 2020, the aggregate number of unvested RSUs outstanding for each Non-Employee Director were as follows: Mr. Crisafio – 7,285; Mr. Ellis – 8,877; Ms. Ibrahim – 7,285; Mr. Korus – 6,369; Mr. Nickerson – 7,285; Mr. Parke – 7,285; Mr. Peterson – 6,369; Mr. Swoveland – 7,514. Additionally, Mr. Peterson holds 66,906 PSUs, which were granted in connection with the SRC merger.
(4)	Mr. Swoveland stepped down as Non-Executive Chairman of the Board on February 20, 2020. Following the 2020 Annual Meeting of Stockholders (the “2020 Annual Meeting”), in which Mr. Swoveland did not stand for re-election, he became a non-voting Director Emeritus for the Company for a period of one year from the 2020 Annual Meeting. Compensation includes cash and stock awards for service as Non-Executive Chairman and Director Emeritus during 2020.

8	PDC ENERGY 2021 PROXY

PDC ENERGY, INC. - PROXY STATEMENT

DIRECTOR STOCK OWNERSHIP REQUIREMENTS AND PROHIBITION ON CERTAIN TRANSACTIONS

Each Non-Employee Director is expected to hold shares of Company stock in an amount equal to at least five times his or her annual cash retainer ($500,000 for 2020). Compliance with ownership requirements is reviewed annually. Qualifying stock holdings include directly-owned shares and unvested RSUs, as well as stock equivalents held in the Deferred Comp Plan. Directors are expected to comply with the ownership guidelines within five years of their election to the Board. As of December 31, 2020, all of the Directors met or exceeded the ownership expectations under the guidelines, with the exception of Messrs. Nickerson and Korus and Ms. Ibrahim, each of whom are still within their respective compliance grace period. The Stock Ownership Guidelines can be reviewed on the Company’s website at www.pdce.com under “Corporate Governance.”

The Company’s Insider Trading Policy expressly prohibits Directors from short-term trading (purchasing and selling Company securities within a six-month period), short sales of Company securities, hedging or monetization transactions through financial instruments (such as prepaid variable forwards, equity swaps, collars and/or exchange funds), holding securities in margin accounts or pledging securities as collateral for loans, or engaging in other transactions that are intended to hedge against the economic risk of owning Company stock.

DIRECTOR QUALIFICATIONS AND SELECTION

The Board has adopted Director Nomination Procedures that describe the process the N&G Committee will use to evaluate nominees for election to the Board. The Director Nomination Procedures can be viewed on the Company’s website at www.pdce.com under “Corporate Governance.” The N&G Committee evaluates each candidate based on his or her level and range of experience and knowledge (industry-specific and general), skills, education, reputation, integrity, professional stature and diversity in terms of race, gender and ethnicity, as well as other factors that may be relevant depending on the particular candidate.

Additional factors considered by the N&G Committee include the size and composition of the Board at the time, and the benefit to the Company of a broad mixture of skills, experience and perspectives on the Board. The Director nomination process also includes consideration of the diversity provided by each candidate, and diversity is considered as part of the overall assessment of the Board’s functioning and needs. The N&G Committee also considers tenure and prioritizes continuous Board refreshment initiatives in the Director nomination process. One or more of these factors may be given more weight in a particular case at a particular time, although no single factor is viewed as determinative. The N&G Committee has not specified any minimum qualifications that it believes must be met by any particular nominee.

Most recently, the N&G Committee identifies potential Director nominees primarily through recommendations made by independent third-party search firms. The N&G Committee also considers recommendations made by Non-Employee Directors, employees, stockholders and others. All recommendations, regardless of the source, are evaluated on the same basis against the criteria contained in the Director Nomination Procedures. In November 2020, the Board engaged Russell Reynolds Associates to conduct a Director search, which resulted in the appointment of Ms. Sands and nomination of Mr. Sabater.

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STANDING COMMITTEES OF THE BOARD

BOARD MEETINGS AND ATTENDANCE

The Board has a standing Audit Committee, Compensation Committee and N&G Committee. Actions taken by these committees are reported to the Board at its next meeting. During 2020, each Director attended at least 75% of all meetings of the Board and committees of which he or she was a member. As specified in the Corporate Governance Guidelines, Directors are strongly encouraged, but not required, to attend the Annual Meeting. All of the Directors, who were directors of the Company at such time, attended the 2020 Annual Meeting by phone held on May 26, 2020.

The Non-Employee Directors generally meet in “executive session” in connection with each regularly scheduled Board meeting—i.e., without Mr. Brookman, the Company’s President and CEO, or other members of management present. The Non-Executive Chairman of the Board chairs these sessions; however, the other Non-Employee Directors may, in the event of his absence, select another Director to preside over the executive session.

The following table identifies the members of each committee of the Board and the chair of each committee, and the number of meetings held in 2020.

2020 BOARD AND COMMITTEE MEMBERSHIPS

DIRECTORS	Board of Directors	Audit Committee	Compensation Committee	Nominating and Governance Committee
Barton R. Brookman
Anthony J. Crisafio(1)
Mark E. Ellis(2)			(3)	(4)
Christina M. Ibrahim(5)
Paul J. Korus(6)
Randy S. Nickerson(7)
David C. Parke
Lynn A. Peterson			(8)
Jeffrey C. Swoveland(9)		(10)		(11)
Number of Meetings Held	13	10	5	7

Chairperson       Member       Chairman of the Board

(1)	On February 17, 2021, Mr. Crisafio informed the Company that he will not stand for re-election at the Annual Meeting.
(2)	On February 20, 2020, Mr. Ellis was appointed Non-Executive Chairman of the Board.
(3)	Mr. Ellis was a member of the Compensation Committee until his appointment as Non-Executive Chairman of the Board on February 20, 2020.
(4)	On February 17, 2021, Mr. Ellis was appointed as Chairman of the N&G Committee.

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(5)	On February 2, 2021, Ms. Ibrahim stepped down as Chairman of the N&G Committee, but she remains a member of the N&G Committee; on April 9, 2021, Ms. Ibrahim informed the Company that she will not stand for re-election at the Annual Meeting.
(6)	On February 20, 2020, Mr. Korus was appointed to the N&G and Audit Committees.
(7)	On February 2, 2021, Mr. Nickerson was appointed as Interim Chairman of the N&G Committee; on February 17, 2021, Mr. Nickerson informed the Company that he will not stand for re-election at the Annual Meeting.
(8)	Mr. Peterson was appointed to the Compensation Committee on February 20, 2020.
(9)	Mr. Swoveland stepped down as Non-Executive Chairman of the Board on February 20, 2020 and did not stand for re-election at the 2020 Annual Meeting. At the request of the Board, Mr. Swoveland agreed to serve as a non-voting Director Emeritus of the Company beginning May 26, 2020 in order to, among other things, assist in transitioning the responsibilities of Non-Executive Chairman of the Board. Mr. Swoveland will step down as Director Emeritus on May 25, 2021.
(10)	Mr. Swoveland served as a member of the Audit Committee until May 26, 2020.
(11)	Mr. Swoveland served as a member of the N&G Committee until February 20, 2020.

AUDIT COMMITTEE

The Audit Committee is composed entirely of persons whom the Board has determined to be independent under NASDAQ Listing Rule 5605(a)(2), Section 301 of the Sarbanes-Oxley Act of 2002, Section 10A(m)(3) of the Exchange Act and the relevant provisions of the Audit Committee Charter. The Board has adopted the Audit Committee Charter, which was most recently amended and restated on February 20, 2020 and is posted on the Company’s website at www.pdce.com under “Corporate Governance.” The Board has determined that all members of the Audit Committee qualify as “financial experts” as defined by Securities and Exchange Commission (“SEC”) regulations. The Company’s website materials are not incorporated by reference into this Proxy Statement.

NOMINATING AND GOVERNANCE COMMITTEE

The Board has determined that all members of the N&G Committee are independent of the Company under NASDAQ Listing Rule 5605(a)(2). The Board has adopted a N&G Committee Charter, which was most recently amended and restated on September 20, 2019 and is posted on the Company’s website at www.pdce.com under “Corporate Governance.” The Company’s website materials are not incorporated by reference into this Proxy Statement.

COMPENSATION COMMITTEE

The Board has determined that all members of the Compensation Committee are independent of the Company under NASDAQ Listing Rules 5605(a)(2) and 5605(d)(2). The Board has adopted a Compensation Committee Charter, which was most recently amended and restated on September 20, 2019 and is posted on the Company’s website at www.pdce.com under “Corporate Governance.” The Company’s website materials are not incorporated by reference into this Proxy Statement.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee is or has been an officer of the Company, nor did any of them have any relationships requiring disclosure by the Company under Item 404 of Regulation S-K in 2020. During 2020, none of our executive officers served as a director or member of the Compensation

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Committee (or other committee serving an equivalent function) of any other entity whose executive officers served on our Compensation Committee or the Board.

AUDIT COMMITTEE	COMPENSATION COMMITTEE	NOMINATING AND GOVERNANCE COMMITTEE

Responsibilities:

⦁  Monitors the integrity of the Company’s financial reporting process and systems of internal controls regarding finance, accounting and legal compliance;

⦁  Monitors the independence of the independent registered public accounting firm; and

⦁  Provides an avenue for communications among the independent registered public accounting firm, management and the Board.

Responsibilities:

⦁  Oversees the development of a compensation strategy for the Company’s Named Executive Officers;

⦁  Evaluates the performance of and establishes the compensation of the CEO;

⦁  Reviews and approves the elements of compensation for other senior executive officers of the Company;

⦁  Negotiates and approves the terms of employment and severance agreements with executive officers of the Company and approves all Company severance and change of control plans;

⦁  Reviews the Non-Employee Directors’ compensation and recommends to the Board any changes in such compensation;

⦁  Reviews and approves performance criteria and results for bonus and performance-based equity awards for senior executive officers and approves awards to those officers;

⦁  Recommends to the Board equity-based incentive plans necessary to implement the Company’s compensation strategy, approves equity grants under the plans and administers all equity-based incentive programs of the Company, which may include specific delegation to management to grant awards to non-executive officers; and

⦁  Reviews and approves Company contributions to Company sponsored retirement plans.

Responsibilities:

⦁  Assists the Board by identifying and recruiting individuals qualified to become Board members and recommending nominees for election at the next annual meeting of stockholders or to fill any vacancies;

⦁  Recommends to the Board and oversees development of corporate governance and ethics policies applicable to the Company;

⦁  Leads the Board in its annual self-assessment of the Board’s and its committees’ performance and the Directors’ contributions; and

⦁  Assists the Board in creating and maintaining an appropriate committee structure, and recommends to the Board the nominees for membership on, and Chair of, each committee, as well as the Non-Executive Chair position.

BOARD LEADERSHIP STRUCTURE

Although the Board has no specific policy with respect to the separation of the offices of Chairman and CEO, the Board believes that our current leadership structure, under which Mr. Brookman serves as President and CEO and Mr. Swoveland through February 2020, and Mr. Ellis thereafter, serves as Non-Executive Chairman of the Board, is the appropriate structure for our Board at this time. Since June 2011, the roles of Chairman and CEO have been held by separate individuals. We currently believe that it continues to be beneficial to have an independent, separate Chairman who has the responsibility of leading the Board, allowing the CEO to focus on leading the Company. We believe our CEO and Chairman have an excellent working relationship, which, given the separation of their positions, provides strong Board leadership while positioning our CEO as the leader of the Company in front of our employees and stockholders. The Board evaluates this separated structure at least annually.

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STOCKHOLDER RECOMMENDATIONS

The N&G Committee will consider Director candidates recommended by stockholders of the Company on the same basis as those recommended by other sources. Any stockholder who wishes to recommend a prospective Director nominee should notify the N&G Committee by writing to the N&G Committee at the Company’s headquarters or by email to board@pdce.com. All recommendations will be reviewed by the N&G Committee. A submission recommending a nominee should include:

●	Sufficient biographical information to allow the N&G Committee to evaluate the potential nominee in light of the Director Nomination Procedures;
●	An indication as to whether the proposed nominee will meet the requirements for independence under NASDAQ and SEC guidelines;
●	Information concerning any relationships between the potential nominee and the stockholder recommending the potential nominee; and
●	An indication of the willingness of the proposed nominee to serve if nominated and elected.

STOCKHOLDER NOMINATIONS

Stockholders may nominate candidates for election to the Board. The Company’s Bylaws require that stockholders who wish to submit nominations for election to the Board at a meeting of stockholders follow certain procedures. See “Stockholder Nominations and Proposals—Advance Notice Procedures under the Company’s Bylaws” for a description of these procedures.

CORPORATE GOVERNANCE

GOVERNANCE HIGHLIGHTS

We believe that the Board has implemented a sound structure for the governance of the Company, including as a result of the following:

●	Responsiveness to Stockholder Feedback: In 2019 and early 2020, we conducted a comprehensive engagement with our stockholders in order to better understand their views on compensation and corporate governance. In response to stockholder feedback, the Board made material changes to its 2020 executive compensation plan and amended the Company’s charter to proactively de-stagger the Board to provide for the annual election of Directors.
●	Environmental, Social and Governance (“ESG”) Focus: We continue to place an emphasis on furthering our ESG progress and strategy and increasing transparency, including through our first inaugural Sustainability Report in 2020, proactive engagement with our key stakeholders and the development of environmentally-focused targets.
●	Independent Board Leadership: Non-Executive Chairman Mark E. Ellis has decades of executive experience in the oil and gas industry and provides strong leadership and oversight of management.
●	Majority Independent Directors: Currently, eight of our nine Directors are independent, and only independent Directors serve on our Board committees. The Company expects to have seven total Directors following the Annual Meeting, six of whom are independent.
●	Continuous Board Refreshment: Over two-thirds of the Company’s Directors have been added to the Board within the past five years, including two in 2020 and the appointment and nomination of Ms. Sands and Mr. Sabater, respectively, in 2021, demonstrating commitment to continued refreshment.

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●	Strong Independent Oversight: The majority of the Company’s Directors have significant operating, financial, strategic and other relevant experience in the oil and gas industry and with public companies.
●	Share Ownership Requirement: Directors are required to hold a minimum number of shares of our common stock with a transition period for new directors.
●	Majority Voting Policy: Except in the case of a contested election, any director who receives more “withhold” votes than votes in favor must tender his or her resignation.
●	Stockholder-called Special Meetings and Action by Consent: Stockholders that have ten percent combined voting power have the right to call special stockholders’ meetings and stockholders can act by written consent.
●	No Poison Pill: We do not have a poison pill.
●	One Vote per Share: The Company does not have any super-voting shares.

CORPORATE GOVERNANCE GUIDELINES

The Board has adopted Corporate Governance Guidelines that govern the structure and function of the Board and establish the Board’s policies on a number of corporate governance issues. Among other matters, the Corporate Governance Guidelines address:

●	Director selection, qualification and responsibilities;
●	The holding and frequency of executive sessions of independent directors, Board self-evaluation and senior executive performance reviews;
●	Board committee structure and function;
●	Succession planning; and
●	Governance matters, standard of business conduct and Board committee responsibilities.

The Corporate Governance Guidelines were most recently amended as of May 26, 2020 and can be viewed on the Company’s website at www.pdce.com under “Corporate Governance.”

UNCONTESTED ELECTIONS POLICY

The Corporate Governance Guidelines include an Uncontested Elections Policy (the “Policy”). Under the Policy, any nominee for Director in an uncontested election who receives a greater number of “withhold” votes than “for” votes will submit to the Board a letter of resignation for consideration by the N&G Committee. The N&G Committee will promptly consider the tendered resignation and will recommend to the Board whether or not to accept the tendered resignation or to take other action, such as rejecting the tendered resignation and addressing the apparent underlying causes of the “withhold” votes in a different way.

In making this recommendation, the N&G Committee will consider all factors deemed relevant by its members. These factors may include the underlying reasons for stockholders’ withholding of votes from such Director nominee (if ascertainable), the length of service and qualifications of the Director whose resignation has been tendered, the Director’s contributions to the Company, whether the Company will remain in compliance with applicable laws, rules, regulations and governing documents if it accepts the resignation and, generally, whether or not accepting the resignation is in the best interests of the Company and its stockholders. In considering the N&G Committee’s recommendation, the Board will take into account the factors considered by the N&G Committee and such additional information and factors as the Board believes to be relevant.

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CODE OF BUSINESS CONDUCT AND ETHICS

The Company has a Code of Business Conduct and Ethics (the “Code of Conduct”) that applies to all Directors, officers, employees, agents, consultants and representatives of the Company and is reviewed at least annually by the N&G Committee. The Company’s principal executive officer, principal financial officer and principal accounting officer are subject to additional specific provisions under the Code of Conduct. The Code of Conduct is reviewed and acknowledged annually by the Board and can be viewed on the Company’s website at www.pdce.com under “Corporate Governance.” In the event the Board approves an amendment to or a waiver of any provisions of the Code of Conduct, the Company will disclose the information on its website.

FAMILY RELATIONSHIPS AND OTHER ARRANGEMENTS

There is no family relationship among any Directors or executive officers of the Company. There are no arrangements or understandings among any Directors or officers and any other person pursuant to which the person was selected as an officer or Director of the Company, except with respect to Paul J. Korus and Lynn A. Peterson who were appointed to the Board following the closing of the merger with SRC in January 2020 pursuant to the related merger agreement.

DIRECTOR INDEPENDENCE

In affirmatively determining whether a Director is “independent,” the Board analyzes and reviews NASDAQ listing standards, which set forth certain circumstances under which a director may not be considered independent. Mr. Brookman, the President and CEO of the Company, is not independent under such standards. Audit Committee and Compensation Committee members are subject to additional, more stringent independence requirements.

The Board has reviewed the business and charitable relationships between the Company and each Non-Employee Director to determine compliance with the NASDAQ listing standards and to evaluate whether there are any other facts or circumstances that might impair a Non-Employee Director’s independence. The Board has affirmatively determined that each of the Non-Employee Directors was independent under NASDAQ Listing Rule 5605, the Exchange Act, and our Board committee charter requirements at all times while serving as a Non-Employee Director.

THE BOARD’S ROLE IN RISK MANAGEMENT

In the normal course of its business, the Company is exposed to a variety of risks. The Company operates an enterprise risk management program which is designed to strengthen the consistency of risk consideration in making business decisions. The Board understands that it is not possible or desirable to eliminate all risk and that appropriate risk-taking is essential in order to achieve the Company’s objectives.

The Board is responsible for general oversight of the risks of the Company, including overseeing risks related to the Company’s key strategic goals. While the entire Board is responsible for Company-wide risk oversight, individual committees also have roles in risk review. The Audit Committee is the primary committee overseeing the risk management process and specifically reviews risks and related controls in areas that it considers fundamental to the integrity and reliability of the Company’s financial statements. The Compensation Committee considers the structure and size of the Company’s compensation plans to ensure the incentives therein are appropriately aligned with the Company’s risk management strategy, as described in this Proxy Statement. The Company believes the Board leadership structure supports its risk oversight function. Among other things, there is open and continuous communication between the Company’s management and the Directors.

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TRANSACTIONS WITH RELATED PARTIES

During 2020, there was no transaction or series of transactions, nor is there any currently proposed transaction, involving an amount exceeding $120,000 in which the Company is or was a participant and in which any Director, executive officer, known holder of more than five percent of the Company’s voting securities, or any member of the immediate family of any of the foregoing persons, had or has a direct or indirect material interest for which disclosure is required under Item 404 of Regulation S-K.

POLICIES AND PROCEDURES WITH RESPECT TO TRANSACTIONS WITH RELATED PARTIES

The Board has adopted a written policy for the review, approval and ratification of transactions that involve related parties and potential conflicts of interest. The related-party transaction policy applies to each Director and executive officer of the Company, any nominee for election as a Director, any security holder who is known to own more than five percent of the Company’s voting securities, any immediate family member of any of the foregoing persons and any corporation, firm or association in which one or more of the Company’s Directors or executive officers have a substantial interest.

Under our related-party transaction policy, a related-party transaction is a transaction or arrangement involving a related party in which the Company is a participant or that would require disclosure in the Company’s filings with the SEC as a transaction with a related party. The related party must disclose to the Audit Committee any potential related-party transactions and must disclose all material facts with respect to such transaction and relationship. All related-party transactions so disclosed will be reviewed by the Audit Committee. In determining whether to approve or ratify a transaction, the Audit Committee will consider the relevant facts and circumstances of the transaction, which may include factors such as the relationship of the related party to the Company, the materiality or significance of the transaction to the Company and the business purpose and reasonableness of the transaction, whether the transaction is comparable to a transaction that could be available to the Company from an unrelated party and the impact of the transaction on the Company’s business and operations.

OTHER CORPORATE GOVERNANCE DOCUMENTS

The Company’s website includes the following governance documents:

● Director Nomination Procedures	● Nominating and Governance Committee Charter
● Stock Ownership Guidelines	● Compensation Committee Charter
● Insider Trading Policy	● Code of Business Conduct and Ethics
● Shareholder Communication Policy	● Corporate Governance Guidelines
● Audit Committee Charter

COMMUNICATION WITH THE COMPANY BY STOCKHOLDERS

The Company values comprehensive engagement with its stockholders. Stockholders may communicate with the Company’s management by writing to the Company’s corporate headquarters or by emailing to IR@pdce.com, or with the Board or a committee of the Board by emailing to board@pdce.com with “Board Communication” or the appropriate Board committee indicated in the subject line.

ADDITIONAL INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. Copies of the Company’s SEC filings are available at http://www.sec.gov and through a link from the Company’s website at www.pdce.com. The Company’s website materials are not incorporated by reference into this Proxy Statement.

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PROPOSAL NO. 2—APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RESOLUTION SET FORTH IN THIS PROPOSAL NO. 2. PROPERLY SUBMITTED PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

The stockholders of the Company are entitled to cast a non-binding advisory vote at the Annual Meeting on the compensation of the Company’s Named Executive Officers. While this vote is non-binding, the Board and the Compensation Committee value the opinions of our stockholders and take into consideration the outcome of the vote in connection with their ongoing evaluation of the Company’s executive compensation program. The Company has determined to hold this advisory, “say-on-pay” vote annually, consistent with the stated preferences of our stockholders and with the results of our 2017 Annual Meeting of Stockholders where the majority of the votes cast were in favor of an annual advisory vote. The next non-binding advisory vote regarding such frequency will be held at the 2023 Annual Meeting of Stockholders, in accordance with SEC rules.

As described more fully under “Compensation Discussion and Analysis” below, the Company’s executive compensation program is designed to attract, motivate and retain individuals with the skills required to formulate and drive the Company’s strategic direction and achieve the annual and long-term performance necessary to create stockholder value. The program also seeks to align executive compensation with stockholder value on an annual and long-term basis through a combination of base pay, annual incentives and long-term incentives.

The Company’s practice of targeting the median in compensation and placing a significant portion of each Named Executive Officer’s compensation at-risk demonstrates its pay-for-performance philosophy. In 2020, 87% of our CEO’s compensation and 82% of the compensation of our CFO, EVP – Corporate Development and Strategy, and General Counsel was made up of “at-risk” components.

Each of the Named Executive Officers has been granted significant equity awards, including awards subject to annual vesting over a three-year period and performance share units subject to a three-year performance period, to provide a stake in the Company’s long-term success. The Company also has demanding Stock Ownership Guidelines applicable to its Named Executive Officers. The Company believes that this “tone at the top” guides the Company’s other officers and management personnel to obtain and maintain meaningful ownership stakes in the Company.

The Compensation Committee considers the results of the non-binding “say on pay” vote of our stockholders in making prospective compensation decisions. At our 2020 Annual Meeting, over 95% of the votes cast approved, on an advisory basis, the compensation of our Named Executive Officers. Notwithstanding the positive support for our compensation program, in response to shareholder feedback received throughout 2019 and early 2020 we further modified the program in 2020 to (i) increase the portion of our annual incentive program for our Named Executive Officers that is determined strictly by formula metrics from 50% to 75%, (ii) adjust the weighting of our long-term incentive program weighting for our CEO from 50% performance stock units (“PSUs”) and 50% time-based RSUs to 60% PSUs and 40% RSUs, and (iii) add an absolute total stockholder return modifier to our 2020 PSU grants. In addition, in response to the precipitous drop in commodity prices and negative impacts to our business during the first quarter of 2020 as a result of the COVID-19 pandemic, the Board instituted a 15% reduction in base salary for our Named Executive Officers beginning May 16, 2020 and continuing through October 3, 2020.

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In light of the foregoing, the Company believes that the compensation of the Named Executive Officers is appropriate and reasonable, and that its compensation programs and practices are sound and in the best interests of the Company and its stockholders. Stockholders are being asked to vote on the following resolution:

RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the “Compensation Discussion and Analysis,” compensation tables and narrative disclosure in this Proxy Statement for the Company’s 2021 Annual Meeting.

This advisory vote will be approved if it receives the affirmative vote of a majority of shares of common stock of the Company present or represented at the Annual Meeting and entitled to vote on this proposal. Abstentions will be counted as votes against this proposal. Broker non-votes will not affect the outcome of this proposal.

EXECUTIVE COMPENSATION

EXECUTIVE OFFICERS

The current executive officers of the Company, their principal occupations for the past five years and additional information is set forth below.

BARTON R. BROOKMAN, 58, joined the Company in 2005 and currently serves as Director, President and CEO. See biographical information concerning Mr. Brookman on page 3.

LANCE A. LAUCK, 58, joined the Company in August 2009 as Senior Vice President Business Development and was named Executive Vice President Corporate Development and Strategy in January 2015. Mr. Lauck has overall responsibility for PDC’s business development, acquisitions and divestitures, strategic planning, corporate reserves and midstream and marketing. Previously, Mr. Lauck served as Vice President—Acquisitions and Business Development for Quantum Resources Management LLC from 2006 to 2009. From 1988 until 2006, Mr. Lauck worked for Anadarko Petroleum Corporation, where he initially held production, reservoir and acquisition engineering positions before being promoted to various management level positions in the areas of acquisitions and business development, ending his service as General Manager, Corporate Development. From 1984 to 1988, Mr. Lauck worked as a production engineer for Tenneco Oil Company. Mr. Lauck graduated from the University of Missouri-Rolla in 1984 with a Bachelor of Science degree in Petroleum Engineering.

R. SCOTT MEYERS, 46, a CPA, joined the Company in March 2009, and was named Chief Accounting Officer in April 2009 and Chief Financial Officer in January 2018. Prior to joining the Company, Mr. Meyers served as a Senior Manager with Schneider Downs Co., Inc., an accounting firm based in Pittsburgh, Pennsylvania, from 2008 to 2009, and PricewaterhouseCoopers LLP from 2002 to 2008. Mr. Meyers holds a Bachelor of Science degree in Accounting from Grove City College, Pennsylvania.

NICOLE L. MARTINET, 44, joined the Company in March 2011 as Associate General Counsel and Vice President, serving in that position for eight years. In January 2019, Ms. Martinet was named General Counsel, Senior Vice President and Corporate Secretary. Prior to joining PDC, she served as an associate in the Corporate Finance and Acquisitions group at Davis Graham & Stubbs LLP in Denver from 2006 to 2011. Ms. Martinet received her Juris Doctor from the University of Denver, Sturm College of Law, where she graduated in 2005 with Order of St. Ives and served on the Denver University Law Review. Ms. Martinet has over 22 years of professional experience and holds a

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Bachelor of Science in Economics and French and Francophone Studies from Santa Clara University in California.

DAVID J. LILLO, 56, was appointed as a member of the Senior Management Team for the Company in September 2020. He was promoted to Senior Vice President, Operations in March 2019 after joining the Company as Vice President, Operations in September 2015. Mr. Lillo has over 32 years of experience in exploration, production, and operations engineering management. Prior to joining the Company, Mr. Lillo was with Bonanza Creek Energy from 2013-2015 serving as Senior Vice President of Production & Operations, after being promoted from VP, Rocky Mountain Asset Management over the Rocky Mountain and Mid-Continent assets. From 2005-2013, Mr. Lillo held numerous positions with Noble Energy, Inc. including Development and Operations Manager, Manager of Major Projects and Infrastructure, and District Manager for the DJ Basin. Prior to that, he was with Patina Oil and Gas Corporation from 1998-2005, serving in positions of increasing responsibility, including Operations Manager and District Production Manager overseeing Wattenberg operations. Prior to 1998, Mr. Lillo held several operational and technical positions for various companies with operations in Kansas, North Dakota, and California. Mr. Lillo holds a Bachelor of Science degree in Petroleum Engineering from the Colorado School of Mines.

Messrs. Brookman and Lauck were executive officers of the Company in September 2013, when each of twelve partnerships for which the Company was the managing general partner filed for bankruptcy in the federal bankruptcy court, Northern District of Texas, Dallas Division. Messrs. Brookman, Lauck and Reasoner were executive officers of the Company in September 2016, when two other partnerships, for which the Company also served as the managing general partner, filed for bankruptcy in the same federal bankruptcy court. With the exception of Ms. Martinet and Mr. Lillo, each of the above were executive officers of the Company in October 2018, when two additional partnerships, for which the Company also served as managing general partner, filed for bankruptcy in the same federal bankruptcy court. All partnerships for which the Company was the managing general partner have been settled.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors of the Company has reviewed and discussed the following Compensation Discussion and Analysis with management and, based on its review and discussions, recommends its inclusion in this Proxy Statement.

David C. Parke, Chair
Christina M. Ibrahim Randy S. Nickerson
Lynn A. Peterson
COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

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COMPENSATION DISCUSSION AND ANALYSIS

During 2020, the COVID-19 pandemic presented unprecedented challenges, including the resulting drop in commodity prices which forced the Company to quickly shift its operational and strategic focus. The Company implemented new health and safety protocols, including adjusting to a full time remote work program for most employees. Despite these challenges, the Company successfully met its 2020 financial, operational and strategic goals as highlighted in more detail throughout this Compensation Discussion and Analysis (“CD&A”). As such, the Compensation Committee (referred to in this section as the “Committee”) decided to appropriately compensate its employees, including our Named Executive Officers, as further described below.

In establishing the Company’s compensation program, the Committee continuously considers feedback from the Company’s stockholders and its compensation consultant and strives to adhere to compensation best practices. As such, this CD&A illustrates the evolution of the Company’s compensation program and provides stockholders with an understanding of our compensation philosophy, objectives, policies and practices in place during 2020, as well as the factors considered by the Committee in making compensation decisions. This CD&A focuses on the 2020 compensation of our President and Chief Executive Officer (“CEO”), our Chief Financial Officer (“CFO”), and our three other most highly compensated executive officers. This CD&A also includes our former Senior Vice President, Chief Operating Officer who would have been among the most highly compensated executive officers had he still been employed by the Company at year end. The individuals described above are identified by name and title in the chart below and are collectively referred to throughout this Proxy Statement as our “Named Executive Officers,” or “NEOs”:

OFFICER	TITLE
Barton R. Brookman	President and Chief Executive Officer
R. Scott Meyers	Senior Vice President—Chief Financial Officer
Lance A. Lauck	Executive Vice President—Corporate Development and Strategy
Nicole L. Martinet	Senior Vice President—General Counsel and Secretary
David J. Lillo(1)	Senior Vice President—Operations
Scott J. Reasoner(2)	Former Senior Vice President—Chief Operating Officer

(1)
Mr. Lillo was appointed to the Senior Management Team in September 2020.
(2)
On August 31, 2020, Mr. Reasoner retired as Senior Vice President—Chief Operating Officer. For a description of the amounts paid in connection with his retirement, see “Potential Payments upon Termination or Change of Control—Reasoner Retirement Agreement.”

EXECUTIVE SUMMARY

Response to COVID-19 Pandemic

In response to the COVID-19 pandemic and precipitous drop in commodity prices, resulting in negative impacts to our business during the first quarter of 2020, the Committee took the following actions:

●	Temporarily reduced salaries for over 40% of Company employees, including a 15% reduction in base salaries for NEOs beginning May 16, 2020 and continuing through October 3, 2020;
●	Temporarily reduced annual cash retainers for our Non-Employee Directors by 15% beginning April 1, 2020 and continuing through September 30, 2020;

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●	Temporarily eliminated the Non-Executive Chairman’s additional chair retainer beginning April 1, 2020 through September 30, 2020, resulting in a cumulative 50% reduction in his chair retainer for 2020; and
●	Made the following changes to our 2020 short-term incentive program:
o	Modified the quantitative metrics by removing four metrics previously approved in February 2020 (free cash flow margin, LOE and G&A per BOE, production and capital efficiency) and replacing them with three new metrics that were more appropriate measuring performance in light of the COVID-19 pandemic, our drastic cut in capital spending, lower commodity prices and our overall changed operational plans (absolute free cash flow, absolute LOE and G&A, and leverage ratio); and
o	Reduced the quantitative metric payouts from 100% to 50% for target performance and 200% to 100% for above target performance.

2020 Business Highlights

Despite the numerous challenges in 2020 due to the COVID-19 pandemic, the Company successfully integrated the assets, people and processes of SRC, while continuing to develop its two premier U.S. onshore assets in the core Wattenberg Field and Delaware Basin. The Company generated significant free cash flow in 2020 improving our balance sheet through the reduction of our absolute debt level. The Company also further enhanced its focus on ESG initiatives and commitment to best-in-class environmental and safety practices and consistent stakeholder engagement.

Key highlights and achievements in 2020 are illustrated and further described below:

(1)
Free cash flow, a non-GAAP financial measure, is defined as net cash from operating activities, before changes to working capital, less oil and gas capital investments. See Appendix A for reconciliation.

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2020 Key Compensation Actions and Outcomes

In 2020, the Committee implemented the following key design changes to our executive compensation program design:

●	Utilized a more formulaic approach to the annual cash incentive program based on 75% quantitative metrics and 25% qualitative performance goals;
o	added absolute free cash flow, absolute LOE and G&A, and leverage ratio as quantitative metrics;
o	removed adjusted cash flow/debt adjusted share, free cash flow margin, capital efficiency and production as quantitative metrics from 2019;
o	in response to the COVID-19 pandemic, the Committee reduced payout opportunities from 100% to 50% for target performance and 200% to 100% for above target performance;
●	Increased weighting of PSUs for the CEO from 50% to 60%, with long-term equity awards granted in the form of RSUs comprising the remaining 40%; and
●	Adopted an absolute stock price modifier and payout cap to PSUs to better align with absolute stockholder performance.

The Committee made the following pay outcome determinations for our NEOs for fiscal year 2020:

●	The Committee kept base salaries flat year over year, other than for Ms. Martinet, whose salary was increased to bring it closer to the market median as the number of years in her role increases; and
●	The Compensation Committee kept target bonus percentages and long-term incentive amounts flat year over year, other than for Mr. Meyers and Ms. Martinet, who received modest increases in both categories to bring them closer to the market median.

In February 2021, our Compensation Committee evaluated the Company’s 2020 financial, operational and strategic accomplishments in determining the following pay outcomes:

●	A 2020 annual cash incentive payout at 96% of target; and
●	2018 PSU awards ranked at the 65th percentile of peers, which would ordinarily correlate to a 138% payout based on PDC’s relative three-year TSR performance. This award, however, was reduced to 100% of target due to the negative stock price returns over the three-year period. The value realized, based on a 2020 year-end stock price of $20.53, represented 40% of the targeted grant date value.

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Compensation Best Practices

We believe our executive compensation program is aligned with current governance trends, and contains stockholder-friendly features as outlined below:

Our Practices (What We Do)	Practices We Have Not Implemented (What We Don’t Do)

✓    Pay for Performance—Our NEOs’ total compensation is heavily weighted toward performance-based pay. Our annual incentive program is based on performance against key operational and financial metrics. The value delivered by our equity grants is tied to both absolute and relative stockholder return performance.

✓    Executive Ownership Guidelines—We have Stock Ownership Guidelines for our executives and directors that are consistent with what we believe to be corporate governance best practices.

✓    External Benchmarking—We assess competitors’ compensation data based on an appropriate group of peers and other relevant survey data prior to making any compensation decisions.

✓    Double-Trigger Change-of-Control Severance Benefits—In the event of a change of control, our severance plan and our grandfathered employment contract provide for cash severance benefits only if the executive is actually or constructively terminated without cause following the change of control event.

✓    Clawback Policy—We have clawback provisions in place in the event of a restatement of all or a portion of our financial statements due to material noncompliance with financial reporting requirements under securities laws.

✓    Compensation Doesn’t Encourage Excessive Risk—There is an appropriate balance between long-term and short-term focus in our compensation programs and the Committee has the ability to apply negative discretion to annual cash incentive payouts to ensure risk mitigation occurs in management decision-making.

✓    Independent Compensation Consultant—We have engaged an independent compensation advisor who reports directly to the Committee.

✓    Independent Compensation Committee—Our Committee is comprised solely of independent directors.

✘    No Golden Parachute Excise Tax Gross-Ups—We do not provide gross-up payments to reimburse our executives for any tax obligations that would be incurred upon a change of control of the Company.

✘    No New Employment Contracts and/or Excessive Severance Benefits—We no longer provide employment contracts to new executives (Mr. Lauck is our only remaining executive with a grandfathered contract). Severance benefits under both our severance plan and employment agreement are reasonable as compared to peer companies in our industry, and there are no liberal change of control definitions, excessive severance benefits or similar practices.

✘    No Excessive Perquisites—We provide only modest perquisites that are consistent with peer companies in our industry.

✘    No Repricing—We do not permit repricing of underwater stock options/SARs without stockholder approval.

✘    Prohibited Transactions—Hedging transactions, short selling, short-term trading, pledging PDC stock, and other transactions that may distract from or conflict with the long-term business objectives of the Company are strictly prohibited for all officers and directors of the Company under our Insider Trading Policy.

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Responsiveness to Stockholder Interests and Market Environment

At our 2020 Annual Meeting, over 95% of the votes cast approved, on an advisory basis, the compensation of our Named Executive Officers. Based on stockholder feedback and our analysis of market and business trends, we have made a number of changes over the years to ensure our compensation program remains responsive to stockholder feedback and evolving market conditions. We also continue to move towards a more formulaic bonus program, eliminating discretion, to establish a methodology strictly tied to achievement of performance metrics.

EXECUTIVE COMPENSATION PHILOSOPHY

The principal tenets of our compensation philosophy are as follows:

●	Our executive compensation programs should be designed to align our executives’ interests with those of our stockholders. We continue to evolve our executive compensation programs to meaningfully address stockholder feedback and adopt best practices. A substantial portion of our NEOs’ compensation is provided in the form of long-term equity incentives that tie executive pay to stock price performance. In addition, we require each of our NEOs to remain compliant with our Stock Ownership Guidelines.
●	Our executive compensation programs should be competitive with our peers to attract, retain and reward effective leaders. We evaluate the range of current industry compensation practices to provide external benchmarks that help to guide our executive compensation structure. We determine individual total compensation targets within this framework to provide compensation that correlates with the compensation of the Company’s peers. Generally, we target total compensation around the median level for similar positions at comparable companies, unless specific circumstances warrant otherwise.
●	Our executive compensation programs should be designed to support a performance-based culture. The majority of each NEO’s compensation is at-risk and is based on a combination of attainment of short-term goals in support of our long-term strategy, long-term stock performance relative to our peers, and actual total shareholder return. Our programs require a commitment to performance because total compensation is not guaranteed. Therefore, our programs provide above-target compensation when performance is warranted and below-target compensation when performance does not meet expectations.

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●	Our executive compensation programs should encourage appropriate risk management. We believe that effective leadership in the oil and gas business requires taking prudent, but not excessive, business risks. To encourage this balance, we have structured our compensation programs to include three-year vesting schedules on all equity awards, and structured annual cash incentive awards using a payout that is comprised 75% of a formulaic determination based on quantitative short-term financial and operational objectives and 25% based on a review of qualitative strategic objectives, including those related to health, safety and the environment. We regularly review our compensation programs to ensure that our NEOs are not encouraged to take inappropriate or excessive risks.

2020 COMPENSATION PROGRAM DESIGN AND DECISIONS

Components and Purpose of Executive Compensation Program

Our executive compensation program is comprised of the following primary compensation elements:

2020 COMPENSATION ELEMENTS	2020 ROLE IN TOTAL COMPENSATION
Base Salary	● Compensates executives for their level of responsibility, skills, capabilities, experience and leadership.
Annual Cash Incentives ✓ Cash Bonus – 75% based on quantitative metrics; 25% based on qualitative goals	● Rewards annual performance and aligns participants’ compensation with short-term financial, operational and strategic objectives specific to each calendar year;
● Motivates participants to meet or exceed internal and external performance expectations; and
● Recognizes individual contributions to the organization’s overall results.
Long-Term Equity-Based Incentives ✓ Performance Share Units (PSUs) – 60% for our CEO; 50% for other NEOs ✓ Restricted Stock Units (RSUs) – 40% for our CEO; 50% for other NEOs

●     Rewards long-term performance directly aligned with stockholders’ interests;

●     Provides a strong performance-based equity component;

●     Recognizes and rewards share performance relative to industry peers;

●     Aligns compensation with sustained long-term value creation;

●     Helps executives to acquire a meaningful and sustained ownership stake; and

●     Fosters executive retention by vesting awards over multiple years.

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2020 Compensation Mix

By design, a significant portion of our executive officers’ compensation is performance-based. The following graphic shows the targeted fixed and variable or “at-risk” components of compensation awarded to our NEOs as a percentage of their total direct compensation for 2020. Eighty-seven percent of our CEO’s compensation and 82% of our other NEOs’ (excluding Mr. Lillo and Mr. Reasoner) compensation was made up of variable or “at-risk” components.

The charts above are based on 2020 base salaries, target bonus amounts with respect to 2020 annual cash incentive awards and the target values of the 2020 grants of performance-based PSUs and time-based RSUs. The amounts actually realized by our NEOs with respect to these awards will depend on a variety of factors including the level of attainment of the relevant performance metrics and the extent of vesting of PSUs and RSUs and the value of our stock when the PSUs and RSUs vest. Mr. Lillo is excluded from the Named Executive Officer compensation calculation due to the fact he was promoted to the Company’s Senior Management Team in September 2020 and did not receive PSUs or additional RSUs in connection with his promotion, making it such that his 2020 compensation mix is not reflective of our executive compensation program design. Mr. Reasoner is also excluded from the Named Executive Officer compensation calculation due to his retirement from the Company in September 2020. These charts are not a substitute for the “Summary Compensation Table” below, which includes amounts supplemental to target total direct compensation.

Pay for Performance

Our executive compensation program is designed to align Company performance with the interests of our stockholders. The majority of our executives’ pay is tied to the short- and long-term performance of the Company and our absolute and relative stock price performance. The following table illustrates the alignment

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of pay and performance by comparing our CEO’s targeted compensation opportunity awarded in each of the last three years against the realizable value of those opportunities as of December 31, 2020.

Methodology
Target Pay	Realizable Pay
● Base salary rate as of year-end ● Target annual cash incentive based on salary rate ● Intended equity award grant values for grants made in each year

● Base salary rate for the year

● Actual annual cash incentive paid for 2018, 2019 and 2020 performance

● Long-term incentive value of grants made in each year as of Dec 31, 2020 stock price ($20.53)

✓ SARs: In-the-money value

✓ Restricted Stock: number of shares granted x Dec 31, 2020 stock price (assumes all shares, vested/unvested, are held through Dec 31, 2020)

✓ Performance Award: target number of shares x relative TSR ranking factor x Dec 31, 2020 stock price (note: all performance awards have been reduced to target level based on negative stock price returns)

Base Salaries

In determining base salary adjustments for 2020, the Committee considered the market data provided by its independent compensation consultant (see “Role of Independent Compensation Consultant” below), the role of each individual NEO, inflation and the recommendations of the CEO based on individual and Company performance. Based on the foregoing, for 2020, the Committee held NEO salaries flat except for Ms. Martinet whose base salary was increased to reflect the Committee’s determination to bring her base salary closer to the market median over time, as the number of years in her role increases.

However, given the severe downturn in commodity prices and anticipated impacts to the Company’s business in the early part of 2020 due to the COVID-19 pandemic, we implemented a salary reduction for a majority of our employees, including our NEOs who took a voluntary 15% reduction to their base salaries from May 16, 2020 through October 3, 2020. End of year base salaries and reduced 2020 base salaries for our NEOs are as follows:

	Year End	Reduced	Year End
NAMED EXECUTIVE OFFICER	2019	2020	2020
Barton R. Brookman	$850,000	$803,000	$850,000
R. Scott Meyers	425,000	401,000	425,000
Lance A. Lauck	455,000	430,000	455,000
Nicole L. Martinet	325,000	378,000	400,000
David J. Lillo(1)	—	378,000	400,000

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(1) Mr. Lillo was appointed to the Senior Management Team in September 2020; his base salary increased effective September 1, 2020 in connection with his appointment.

Annual Incentive Awards

Bonuses under the Company’s 2020 annual incentive program were based 75% on a strict formulaic determination of the level of achievement of quantitative operational and financial metrics established by the Compensation Committee and 25% based on the Compensation Committee’s assessment of the Company’s achievement of qualitative corporate goals. See “2020 Performance Metrics – Quantitative and Qualitative.”

Throughout the year, the Committee reviews the Company’s progress toward meeting the quantitative metrics and qualitative goals for the year. Following the end of the fiscal year, the Committee determines an overall Company performance rating based on the metrics and goals. Individual awards may be adjusted upward or downward at the Committee’s discretion based on individual performance. Such individual adjustments are anticipated to have a maximum range of +/−20%.

Target Bonus Amounts

The Committee sets a target annual cash incentive award for each NEO expressed as a percentage of base salary. Actual awards can range from 0% - 200% of the targets depending on the payout percentage achieved and any individual performance adjustment. In February 2020, based upon its review of peer compensation data, the Committee decided to increase the target annual cash incentive for Mr. Meyers and Ms. Martinet to bring their target awards closer to the market median for their respective positions. The 2020 target annual cash incentive award levels for each NEO are as follows:

	Target Annual
	Cash Incentive as
	% of Base Salary
NAMED EXECUTIVE OFFICER	2019	2020
Barton R. Brookman	115%	115%
R. Scott Meyers	80%	90%
Lance A. Lauck	90%	90%
Nicole L. Martinet	70%	80%
David J. Lillo(1)	—%	80%
Scott J. Reasoner	90%	90%

(1) Mr. Lillo was appointed to the Senior Management Team in September 2020; his annual cash incentive target was increased to 80% effective September 1, 2020 in connection with his appointment.

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2020 PERFORMANCE METRICS – QUANTITATIVE AND QUALITATIVE

In 2020, we established specific quantitative targets and weightings for the operational and financial metrics used for the formulaic portion of the annual incentive program based on our 2020 budget and operating plans, as revised in response to the COVID-19 pandemic as described below. These metrics are used to ensure we balance operational objectives with capital discipline. During 2020, we also developed the qualitative corporate performance goals that we used for the qualitative portion of the annual incentive plan. The quantitative performance metrics and qualitative performance goals used in 2020 were as follows:

2020 Corporate Metrics Methodology

In February 2020, the Committee originally approved the 2020 quantitative metrics to be used in our 2020 short-term incentive program; however, in response to the COVID-19 pandemic, in May 2020, the Committee modified the quantitative metrics by removing four metrics previously approved for 2020 (free cash flow margin, LOE and G&A per BOE, production, and capital efficiency) and replacing them with three new metrics that were more appropriate for measuring performance in light of the COVID-19 pandemic, our drastic cut in capital spending, lower commodity prices, and our overall changed operational plans (absolute free cash flow, absolute LOE and G&A, and leverage ratio). The Committee also reduced short-term incentive payout opportunities for 2020 from 100% to 50% for target performance and 200% to 100% for above target performance. At that time, given the unforeseen impacts on the economy due to the COVID-19 pandemic and the precipitous drop in commodity prices, the Committee also reserved the right to award no bonuses for 2020 even if quantitative and qualitative metrics were achieved.

The Committee generally reserves the right to adjust the quantitative metrics for certain categories of adjustments that are pre-approved by the Committee at the time the 2020 quantitative metrics are established, including but not limited to, unexpected business events such as acquisitions/dispositions, capital markets transactions, legal settlements or similar events, as further described in “2020 Results on Quantitative Metrics” below. We believe that the NEOs are compensated for stock price performance through the Company’s long-term equity incentive program and not through their annual bonus; however, the Committee may also consider absolute stock price performance in determining the qualitative portion of the annual incentive program for the year.

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2020 Results on Quantitative and Qualitative Metrics

2020 Assessment on Quantitative Corporate Metrics

In early 2021, the Committee reviewed the Company’s 2020 performance relative to the quantitative operational and financial metrics described above, and determined that the metrics were achieved at well above target level (and in most cases above the maximum level), corresponding to a payout at 96% of target, as follows:

50% Target

2020 Performance

Target vs Forecast	Below Target Payout 0%	Target Payout 50%	Above Target Payout 100%	Weighting	Payout	2020 Performance
EHS	0.50	1.00	1.50	15%	82%	1.32
Free Cash Flow	$112	$177	$242	15%	100%	$431
Loe and G&A	$342	$327	$312	15%	100%	$290
Cash Return on Capital Invested (SMT Only)	8.6%	9.4%	10.2%	15%	100%	12.1%
Leverage Ratio	2.7x	2.4x	2.1x	15%	100%	1.7

Payout 96%

Actual performance was modified for certain categories of adjustments approved by the Committee at the time the 2020 quantitative metrics were established, as follows:

●	EHS excludes incidents outside of PDC’s control, such as injuries sustained in no-fault vehicle accidents, bee stings and third-party actions against PDC employees. Targets apply to assets operated for an entire calendar year (and, in 2020, assets acquired in the SRC merger).
●	Free Cash Flow, a non-GAAP financial measure, was not adjusted to an assumed base case oil price. Capital investments are the same as reported in year-end results, and exclude corporate capital. See Appendix A for reconciliation.
●	LOE and G&A exclude legal-related costs in excess of $2.5 million, deal costs in excess of $5 million, Colorado ballot initiative expenditures in excess of $2 million, the net impact of severance and retirement costs, costs associated with capital market transactions or debt restructuring and variance in actual bonus to be paid versus mid-year forecasts.
●	Cash Return on Capital Invested (“CROCI”) excludes acquisition and divestiture activity valued at more than $5 million, including effects on adjusted cash flow and PP&E, valuation changes greater than $5 million for SRC (compared to an estimated $1.7 billion) and the cumulative effect of adjustments to other metrics.
●	Leverage ratio excludes A&D activity, capital market transactions and debt restructuring.

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2020 Assessment on Qualitative Corporate Metrics

The Committee establishes qualitative metrics tied to the Company’s strategic priorities, which include additional environmental, health and safety goals; building a best-in-class organization through streamlined communications and efficient processes; technological innovations; top-tier performance and financial metrics; maintaining competitive high-value inventory; and delivery of sustainable, peer-competitive results. Based on its review and measurement of the Company’s 2020 qualitative goals, the Committee determined that the Company achieved all of its 2020 qualitative goals, demonstrating significant accomplishments during the year, including the following:

●	Met environmental, health and safety training, compliance and reporting milestones;
●	Successfully implemented COVID-19 protocols while maintaining operational excellence;
●	Shared situational updates and contingency plans through regularly scheduled management communications to employees;
●	Further developed and implemented an ESG strategy and execution plan, including finalization of a working team and publication of an inaugural Sustainability Report with 70% alignment with the Sustainability Accounting Standards Board (“SASB”) standards;
●	Successfully met technology enterprise resource planning project milestones and integrated SRC data into the Company’s systems in accordance with the approved project plan and timeline;
●	Curtailed high-cost production activities in response to the COVID-19 pandemic and the mid-year drop in commodity prices, then quickly returned once conditions improved, achieving maximum financial results; and
●	Reduced LOE below revised forecasts through price re-negotiations and optimized runtime of wells.

Based on the Company’s quantitative and qualitative achievements, the Committee awarded an overall Payout Percentage under the annual incentive plan of 96% of target.

2020 Bonus Awards

In determining the individual cash incentive awards, the Committee generally felt that management achieved the results as a team and each was instrumental in the overall accomplishments of the Company. Therefore, no individual performance adjustments were made to the awards. Actual cash bonus amounts paid for 2020 performance were as follows:

2020 ANNUAL
NAMED EXECUTIVE OFFICER	BONUS
Barton R. Brookman	$938,400
R. Scott Meyers	$367,200
Lance A. Lauck	$393,120
Nicole L. Martinet	$307,200
David J. Lillo	$307,200
Scott J. Reasoner(1)	$263,390

(1) Mr. Reasoner received a pro-rated annual cash bonus based on his service through his retirement date of August 31, 2020.

LONG-TERM INCENTIVE AWARDS

To align our long-term incentives with the interests of our stockholders over the long term and with our pay-for-performance philosophy, we award equity-based incentives to our NEOs on an annual basis. These awards ensure that a meaningful portion of our NEOs’ compensation is at risk based on stock price performance and provides NEOs with significant equity ownership in the Company. In 2020, equity grants were allocated 60% to PSUs and 40% to time-based RSUs for our CEO and 50% to PSUs and 50% to time-based RSUs for all other NEOs. In addition, in 2020 the Company adopted an absolute stock price modifier to its PSUs to better align with absolute stock performance.

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2020 Award Types and Terms

VEHICLE / PURPOSE	DESIGN FEATURES / TERMS

PSUs

Align compensation with the Company’s total shareholder return (“TSR”) relative to a group of peers in the industry.

The value of PSUs is dependent on both absolute stock price performance and relative TSR performance over a three-year period.

PSUs are denominated in units of Company stock with payout in shares of stock (or cash) based on the Company’s relative TSR over the specified performance period, as ranked among the comparably-measured TSR of the Company’s peer companies. In 2020, the Company added an absolute stock price modifier to better align with absolute stock performance.

For 2020, the peer group selected for measuring relative TSR was the same as the compensation benchmarking peer group. See “Compensation Peer Group.”

The 2020 PSUs measure TSR over the performance period from January 1, 2020 through December 31, 2022, with payouts as follows:

Should the Company finish in the top quartile of relative TSR and exceed the 15% annualized threshold, warranting a >250% payout, the actual payment will be capped at 250%. Should the Company finish in the bottom quartile of relative TSR, warranting a 0% payout, but also exceed the 15% annualized TSR threshold, a 50% payout will be made in lieu of the otherwise calculated 0% payout. No changes will be made in any other scenario.

To provide for a consistent number of peers throughout the performance period, the award agreement defines how a peer that, among other things, is acquired, merged, delisted, or enters bankruptcy, is treated in determining its TSR performance ranking.

PSUs are generally forfeited if the NEO voluntarily terminates or is terminated for cause prior to the vesting date. Payout under other termination scenarios is described under “Potential Payments upon Termination or Change of Control—Impact of Termination and Change of Control on Long-Term Equity-Based Incentive Plans.”

RSUs Align compensation directly with the Company’s stock price, encourages retention and increases stock ownership in the Company

Notional units that entitle the holder to receive an equal number of shares of stock upon vesting. Awards vest annually over three years; and unvested awards are generally forfeited by the NEO if the NEO voluntarily terminates or is terminated for cause prior to the vesting date. For a description of what happens under other termination scenarios, see “Potential Payments upon Termination or Change of Control—Impact of Termination and Change of Control on Long-Term Equity-Based Incentive Plans.”

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2020 Long-Term Incentive Awards

We typically determine the dollar value of the long-term incentive awards we want to deliver to the NEO to place total target compensation at the appropriate level for that position, based on market data, individual performance, and other relevant factors. While we consider long-term incentives to be primarily forward-looking, we may consider the Company’s and the NEOs’ performance in the prior year in determining the size of the awards. For 2020, the Committee adjusted long-term incentive values for Mr. Meyers and Ms. Martinet to further align the value of the long-term incentives with the market competitive range. The table below shows the grants and corresponding value awarded to each NEO in February 2020.

	Target Value	RSUs	PSUs
Name	($)	(#)	(#)
Barton R. Brookman	$4,600,000	83,712	125,569
R. Scott Meyers	1,780,000	40,491	40,491
Lance A. Lauck	1,780,000	40,491	40,491
Nicole L. Martinet	1,100,000	25,023	25,023
David J. Lillo(1)	558,777	25,422	—
Scott J. Reasoner	1,780,000	40,491	40,491

(1)	Mr. Lillo was appointed to the Senior Management Team in September 2020. Mr. Lillo’s target value and RSUs reflected herein were awarded prior to his promotion; he did not receive additional RSUs or PSUs upon promotion.

The award values shown above differ from the accounting values reported in the Summary Compensation Table. In determining the number of RSUs and PSUs awarded, we used the five-day average closing stock price ending the day prior to the date of grant. The accounting value reflected in the Summary Compensation Table and 2020 Grants of Plan-Based Awards table is based on the grant date fair value of the awards on the date of grant.

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2018-2020 Performance Share Unit (PSU) Payout

In 2018, we granted PSUs covering the three-year period from January 1, 2018 through December 31, 2020. The Company’s relative TSR for the performance period ranked at the 65th percentile of its peers, which would generally correlate to a payout of 138% of target; however the payout was reduced by the terms of the PSU grant agreement to 100% of target due to the negative absolute stock price performance over the three-year measurement period. See the “Option Exercises and Stock Vested” table below for the actual amounts received by each NEO. Due to the decline in stock price over the three-year period, the value earned at vesting was 40% of the original target value (based on a 2020 year-end stock price of $20.53). The chart below shows the members of the peer group used for the 2018 grant, each company’s TSR performance and their relative rankings at the end of the period.

Company	TSR	Rank	% Rank	Preliminary Payout %	Adjusted Payout %(1)
WPX Energy, Inc.	(39%)	1	100%	200%
Parsley Energy, Inc.	(48%)	2	93%	200%
Energen Corp. (2)	(50%)	3	86%	190%
Diamondback Energy, Inc	(57%)	4	79%	173%
Matador Resources Company	(58%)	5	72%	155%
PDC Energy, Inc.	(58%)	6	65%	138%	100%
RSP Permian (3)	(66%)	7	58%	120%
SRC Energy (4)	(72%)	8	50%	100%
SM Energy Company	(72%)	9	43%	86%
NewField Exploration Co. (5)	(74%)	10	36%	72%
QEP Resources, Inc.	(75%)	11	29%	58%
Carrizo Oil and Gas, Inc. (6)	(77%)	12	22%	0%
Callon Petroleum (7)	(88%)	13	15%	0%
Laredo Petroleum, Inc. (7)	(91%)	14	8%	0%
Oasis Petroleum, Inc. (8)	(100%)	15	0%	0%
(1)	If PDC’s TSR is less than 0%, the maximum payout that could be earned is 100%. If PDC's TSR is an averaged annualized return of 15% (52.0875% over 3 years), the minimum payout that can be earned is 50%.
(2)	Energen Corp. was acquired by Diamondback Energy with a final trading date of 11/30/18. The successor index was used subsequently.
(3)	RSP Permian was acquired by Concho Resources with a final trading date of 7/19/18. The successor index was used subsequently.
(4)	SRC Energy was acquired by PDC Energy with a final trading date of 1/13/20. The successor index was used subsequently.
(5)	Newfield Exploration was acquired by Ovintiv Inc. with a final trading date of 2/13/19. The successor index was used subsequently.
(6)	Carrizo Oil and Gas was acquired by Callon Petroleum with a final trading date of 12/20/19. The successor index was used subsequently.
(7)	Callon Petroleum underwent a 1 for 10 reverse stock split on 8/4/20. Laredo Petroleum underwent a 1 for 20 reverse stock split on 5/14/20. Year-end average share price for each company reflects a post-split equivalent price.
(8)	Oasis Petroleum Inc. filed for chapter 11 on 9/30/20 and force-ranked to last place.

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OTHER ELEMENTS OF COMPENSATION

In addition to the elements of total target direct compensation described above, our executive compensation program includes other elements of compensation that are designed primarily to attract and retain executives critical to our long-term success and to provide an overall compensation and benefits program that is competitive with other companies in our industry.

Element	Description and Purpose
Health and Welfare Benefits

We provide competitive health and welfare benefits that are intended to be comparable to those provided to employees at other companies in our industry. Our NEOs participate in our health and welfare programs on the same basis as all other employees.

Retirement Benefits (401(k) and Profit Sharing)

We provide retirement benefits that are intended to be comparable to those provided to employees at other companies in our industry. These benefits are intended to provide financial security by allowing employees to save for retirement through the Company’s 401(k) and Profit Sharing Plan. The Company provides a 10% dollar-for-dollar match up to IRS limits plus a Profit Sharing contribution that can range from 0% - 5% on an annual basis (up to IRS limits). Our NEOs participate in our 401(k) and Profit Sharing Plan on the same basis as all other employees up to the IRS allowable limit.

For 2020, the 401(k) Match and Profit Sharing Contribution for each NEO is shown in the Summary Compensation Table.
Perquisites

We provide modest perquisites for the convenience of our executives in meeting the demands of their positions, the value of which is generally consistent with those offered by other companies in our industry. These perquisites include a car allowance for business and personal use, athletic/non-golf club dues, and annual physicals.

For 2020, the value of the perquisites provided to each NEO is outlined in the Summary Compensation Table.
Severance and Change of Control Arrangements

We believe that severance protection plays a valuable role in attracting, motivating and retaining highly talented executives and that having an existing agreement in place is preferable to negotiating an exit package at the time of an NEO’s departure. Severance provisions give us the flexibility to make decisions regarding organizational issues with pre-established severance terms in place. In the event the Company faces an actual or potential change of control, severance benefits encourage executive officers to remain with the Company even though prospects for continued employment may be uncertain. We believe that the severance amounts that may be paid upon a change of control of the Company help to align the interests of the executive officers with the interests of the Company’s stockholders and strike a proper balance between the hiring, motivating and retention effects described above, and the need to avoid excessive benefits to executives. We consider these protections to be an important part of an executive’s compensation and believe that they are consistent with competitive practices in the oil and gas industry.

For a description of the severance programs and other individual arrangements, see “Potential Payments Upon Termination or Change of Control.”

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PDC ENERGY, INC. - PROXY STATEMENT

2021 COMPENSATION PROGRAM AND BOARD CHANGES

For 2021, the Company made additional changes to its compensation program and Board composition, including the following:

●	To emphasize our commitment to ESG, strong corporate governance and focus on shareholder returns, the Committee added certain qualitative goals to our 2021 short-term incentive program related to emission reduction, increased SASB alignment in our 2020 Sustainability Report, shareholder returns and board refreshment.
●	The Company engaged Russell Reynolds Associates to conduct a director search which resulted in the appointment of a new diverse independent Director in February 2021 and the nomination of an additional diverse independent Director for election at this Annual Meeting. Following the Annual Meeting, it is expected that:
o	Four out of six of the Company’s independent directors will have joined the Company within the last two years; and
o	Average board tenure will be reduced by approximately 33.3% to 4 years following the Annual Meeting.

COMPENSATION POLICIES AND PRACTICES

Process for Determining Executive Compensation

Annually, we review and approve our compensation program design, determine target total direct compensation, establish performance metrics under our annual and long-term incentive programs and determine award payouts based on achievement of Company and individual results. These discussions usually span numerous meetings and involve significant deliberation among the Committee, management and the Consultant before approval. With respect to equity programs, we also consider the tax and accounting effect of the awards, dilution and stock burn rates (based on total outstanding shares).

In determining target total direct compensation for our NEOs, we consider the following:

●	Our compensation objectives and philosophy;
●	Each NEO’s scope of responsibility, expertise and tenure;
●	The CEO’s assessment of the individual’s performance and recommendation regarding the compensation of the other NEOs; and
●	Market data for target total direct compensation (base salary, bonus targets and long-term incentives) from the peer group.

Our view is that an executive’s target compensation should reflect the current market value for that position provided the executive has performed well in the prior year. We may adjust the mix of cash and long-term incentives, but we generally target around the median of the market in total direct compensation taking into account the factors listed above, although it often takes time for newly-promoted executives’ compensation to reach the market median.

Assessing the Effectiveness of Our Compensation Programs

Annually, we review summaries of each NEO’s compensation history, as well as all compensation payable upon each NEO’s termination of employment, including upon a change of control of the Company. We also do a “look-back” of realized pay relative to our peers and our share price performance to assess whether our

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programs as designed are truly paying for performance. The Committee uses these tools in addition to feedback from our stockholders, to determine whether changes to our program are needed.

Compensation Peer Group

In September 2019, the Committee approved the composition of the peer group of companies used for determining 2020 compensation. In selecting the peer group, the Committee considered whether changes to the previous year’s peer group are warranted based upon changes in the size, operations and/or capital structure of either the Company and/or the current or potential peer companies, including the following:

●	Size, scope and nature of business operations, ownership structure, prior financial performance and current financial information, including market capitalization, enterprise value, assets, production (amount and commodity mix), revenues, capital expenditures and reserves for each current peer company;
●	Assessment of this same information on potential new peers; and
●	Other factors that may render a current peer company no longer appropriate for inclusion in the peer group (e.g., financial status).

Once identified, the Committee typically utilizes this peer group for the following:

●	Compensation Benchmarking—to determine competitive total target direct compensation including base salaries, bonus targets and equity-based grants;
●	Total Shareholder Return—to measure relative total shareholder return under the Company’s PSU awards; and
●	Director Compensation—to determine outside directors’ compensation.

Peer group compensation practices are determined using a combination of compensation data disclosed in the peers’ proxy statements and survey data for the peer group from Meridian Compensation Partners LLC’s “North America Oil and Gas Exploration and Production Survey.” The Company also uses this same survey as well as other industry surveys for determining compensation practices for the broader industry. The table below shows the peer groups for 2019 and 2020.

2019 Peers		2020 Peers(1)

Callon Petroleum Company	Added	Callon Petroleum Company
Carrizo Oil & Gas Inc.		Centennial Resource Dev.
Centennial Resource Dev.	Devon Energy Corporation	Cimarex Energy Co.
Cimarex Energy Co.	Magnolia Oil & Gas Corp.	Devon Energy Corporation
Extraction Oil & Gas, Inc.	Whiting Petroleum Corporation	Extraction Oil & Gas, Inc.
Jagged Peak Energy, Inc.		Magnolia Oil & Gas Corp.
Laredo Petroleum Holdings, Inc.		Matador Resources Company
Matador Resources Company	Removed	Oasis Petroleum, Inc.
Oasis Petroleum, Inc.		Parsley Energy, Inc.
Parsley Energy, Inc.	Carrizo Oil & Gas Inc.	QEP Resources, Inc.
QEP Resources, Inc.	Jagged Peak Energy, Inc.	SM Energy Company
SM Energy Company	Laredo Petroleum Holdings, Inc.	Whiting Petroleum Corporation
SRC Energy Inc.	SRC Energy Inc.	WPX Energy, Inc.
WPX Energy, Inc.

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PDC ENERGY, INC. - PROXY STATEMENT

(1)	In 2020, the Committee made the following changes to the 2021 peer group:
o	Added: Continental Resources, Inc., CNX Resources Corporation, Diamondback Energy, Inc., Ovintiv, Inc., and Range Resources Corporation
o	Removed: Callon Petroleum Company, Extraction Oil & Gas, Inc., Oasis Petroleum Inc., Parsley Energy, Inc., QEP Resources, Inc., and WPX Energy, Inc.

Role of Independent Compensation Consultant

The Committee has engaged Meridian Compensation Partners as an independent compensation consultant (the “Consultant”) to help ensure that executive compensation programs are competitive and consistent with the Company’s compensation philosophy and policies. In retaining the Consultant, the Committee considers the following:

●	The Consultant’s reputation supporting compensation committees and familiarity with our executive compensation program design;
●	Experience of the Consultant in the energy exploration and production industry;
●	Range of compensation services offered by the Consultant; and
●	Independence of the Consultant, considering the independence factors outlined by the SEC.

The Committee determines the scope of the Consultant’s engagement, which includes:

●	Providing input into peer group identification and assessment;
●	Providing benchmarking on executive and outside director compensation for the Committee to use in its decision-making process;
●	Providing input into plan design discussions, payout alternatives and performance measures for annual and long-term incentives, individual compensation actions, and other aspects of compensation (e.g., employment agreements and perquisites);
●	Reviewing and providing feedback on the compensation-related disclosures in our proxy statement; and
●	Informing us about recent trends, best practices, and other developments affecting executive compensation.

The Consultant’s interactions with the Committee and management include the following:

●	The Consultant does not make recommendations on or approve the amount of compensation of any NEO;
●	The Committee may request information or advice directly from the Consultant and may direct the Company to provide information to, or solicit information from, the Consultant;
●	The Consultant regularly interacts with representatives of the Company and periodically with the CEO; and
●	The Consultant attends Committee meetings as requested.

The Committee annually reviews the engagement of the Consultant, and as a part of that process, reviews a summary of all services provided by the Consultant and related costs. Except as set forth above, the Consultant did not perform any material services for the Company. The Consultant did not have any business or personal relationships with Committee members or executive officers of the Company, and did not own any stock of the Company. The Consultant maintains policies and procedures designed to avoid such conflicts of

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interest. Accordingly, the Committee determined that the Consultant was not subject to any significant conflicts of interest.

Role of Management

Our CEO plays a significant role in determining the compensation levels of our NEOs, which includes:

●	Recommending quantitative and qualitative performance measures under our annual cash incentive program;
●	Assessing the performance of the other NEOs; and
●	Recommending base salaries, annual incentive targets and long-term incentive awards for the forthcoming year, and annual incentive awards for the prior year.

At the Committee’s request, the CEO and other NEOs may also play a role in determining the following:

●	Quantitative and qualitative performance measures under our annual incentive program;
●	Proposed peer group companies;
●	Design changes to our compensation and benefits programs; and
●	Assessment of the Company’s performance for the year with respect to achievement of performance measures under the annual incentive program.

The Committee determines each element of the CEO’s compensation with input from the Consultant. The Committee also determines each element of compensation for the other NEOs with input from the Consultant and the CEO. The CEO is not present during voting or deliberations concerning his own compensation.

Other Policies and Considerations

Tax and Accounting Considerations

With respect to compensation paid under the Company’s plans, arrangements and agreements, we consider the impact of the applicable tax laws and accounting rules, including but not limited to Section 409A, Section 280G and Section 4999 of the Code. Currently, none of our severance arrangements or agreements provide for a gross-up for excise tax under Code Section 280G and Section 4999 and all of our programs are intended to be either exempt from or to comply with Code Section 409A. We note that Section 162(m) of the Code limits the amount of compensation that we may deduct in any year to $1,000,000 per person with respect to our CEO and certain other highly compensated executive officers whose compensation is or has been included in the Company’s proxy statement. We may be permitted to deduct certain historic items of compensation in excess of the $1,000,000 per person annual limit under certain 162(m) grandfathering rules, although such deductibility is not guaranteed, and the focus of our programs is on driving Company performance, irrespective of whether compensation may be non-deductible because of the application of Code Section 162(m).

Clawback Policy

The NEOs are currently either covered under our clawback policy or, in the case of Mr. Lauck, a clawback provision in his grandfathered employment contract. Currently, the clawback policy and contractual provisions are identical and require the executive to reimburse all or a portion of their annual bonus, as described below, if the Company is required to restate its financial statements due to material noncompliance by the Company with any financial reporting requirement under applicable securities laws. The reimbursements are equal to the difference between the bonus paid to the executive for the affected year(s) and the bonus that would have

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been paid to the executive had the financial results been properly reported. These clawback requirements are in addition to any clawback requirements contained in applicable statutes or regulations and are subject to revision based on the SEC clawback rules under Section 954 of the Dodd-Frank Act, when finalized.

Stock Ownership

We have established Stock Ownership Guidelines for NEOs that are reviewed annually when compensation decisions are made. In satisfying the Stock Ownership Guidelines, NEOs are expected to:

●	Comply with the ownership guidelines within five years of becoming a NEO; and
●	Retain the net shares acquired through the vesting of RSUs, the exercise of SARs, and the settlement of PSUs if the NEO has not satisfied the required ownership level.

As of December 31, 2020, all of our NEOs exceeded the minimum stock ownership requirements, except Ms. Martinet and Mr. Lillo who became NEOs in 2019 and 2020, respectively, and are still within their compliance grace periods, as set forth in the table below.

		Number of	Number of
	Stock	Shares	Qualifying
	Ownership	Required To	Shares Owned
Name/Year of Executive Status	Guidelines	Own(1)	at Year End
Barton R. Brookman (2008)	5x Base Salary	221,239	318,807
R. Scott Meyers (2018)	3x Base Salary	66,372	76,637
Lance A. Lauck (2009)	4x Base Salary	94,742	144,223
Nicole L. Martinet (2019)	3x Base Salary	62,467	37,895
David J. Lillo (2020)	3x Base Salary	62,467	61,478

(1) Using the average daily closing price of the Company’s stock in December 2020, which was $19.21.

Qualifying holdings used to determine compliance with the minimum ownership requirements include stock owned directly and unvested time-based RSUs. PSUs and SARs are not included. Stock ownership requirements applicable to our NEOs are described under our Stock Ownership Guidelines, which can be reviewed on the Company’s website at www.pdce.com under “Corporate Governance.”

Risk Management

We perform an annual risk assessment regarding our compensation programs. Based on our most recent assessment, we do not believe the Company’s executive or non-executive compensation structure is reasonably likely to have a material adverse effect on the Company. Risk-mitigating features of our executive and non-executive compensation structure include: a balance of short-term and long-term incentive programs to maintain focus on both elements of Company performance; limitations on awards payable to any individual under our incentive programs, along with Compensation Committee discretion to decrease the qualitative portion of annual incentive payouts in the event it believes excessive risk was taken; “clawback” provisions applicable to all NEOs through the terms of their employment agreements or the Company’s Clawback Policy; stock ownership requirements for our NEOs and Non-Employee Directors; and an Insider Trading Policy that prohibits Directors and senior employees from transacting in Company shares without first obtaining pre-clearance from the Company’s General Counsel, even during open trading windows.

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SUMMARY COMPENSATION TABLE

							Nonequity
				Stock		Options/	Incentive Plan	All Other	Total
		Salary(1)	Bonus	Awards(2)(3)		SARs	Compensation	Compensation(4)	Compensation
Name and Principal Position	Year	($)	($)	($)		($)	($)	($)	($)
Barton R. Brookman	2020	$803,000	$—	$6,085,896		$—	$938,400	$53,911	$7,881,207
President and Chief	2019	850,000	—	5,803,410		—	1,017,000	59,880	7,730,290
Executive Officer	2018	850,000	978,000	5,084,135		—	—	55,688	6,967,823
R. Scott Meyers	2020	401,000	—	2,265,067		—	367,200	40,500	3,073,767
Senior Vice President,	2019	425,000	—	1,912,564		—	354,000	55,088	2,746,652
Chief Financial Officer	2018	370,000	341,000	1,182,391		—	—	76,173	1,969,564
Lance A. Lauck	2020	430,000	—	2,265,067		—	393,120	49,600	3,137,787
Executive Vice President,	2019	455,000	—	2,242,214		—	426,000	55,056	3,178,270
Corp. Dev. and Strategy	2018	435,000	451,000	1,832,621		—	—	51,306	2,769,927
Nicole L. Martinet	2020	378,000	—	1,399,787		—	307,200	44,297	2,129,284
Senior Vice President,	2019	325,000	—	791,409		—	237,000	48,156	1,401,565
General Counsel and Secretary	2018	—	—	—		—	—	—	—
David J. Lillo(5)	2020	424,000	—	159,904		—	307,200	48,200	939,304
Senior Vice President,	2019	—	—	—		—	—	—	—
Operations	2018	—	—	—		—	—	—	—
Scott J. Reasoner	2020	325,500	—	4,378,035	(6)	—	263,390	126,205	5,093,131
Senior Vice President,	2019	455,000	—	2,242,214		—	426,000	55,696	3,178,910
Chief Operating Officer	2018	425,000	440,000	1,773,586		—	—	52,990	2,691,576
(1)	2020 salaries reflect the temporary 15% reductions from May 16, 2020 through October 3, 2020 in response to the COVID-19 pandemic.
(2)	In accordance with SEC rules, the amounts reported in the above table reflect the aggregate grant date fair value of RSU and PSU awards, calculated in accordance with FASB ASC Topic 718, disregarding estimated forfeitures for awards subject to performance conditions. These values have been determined under the principles used to calculate the grant date fair value of equity awards for purposes of the Company’s financial statements, as set forth in Note 13 to the financial statements included in the Annual Report on Form 10-K filed with the SEC on February 25, 2021. The 2020 grants are described in “Long-Term Equity-Based Incentive Awards” and detailed in the “2020 Grants of Plan-Based Awards” table.
(3)	2020 PSUs included in the stock awards total for Messrs. Brookman, Meyers, Lauck and Reasoner, and Ms. Martinet are listed at their grant date fair values, as computed utilizing the Monte Carlo pricing model, which was $33.52 per share, calculated at target as $4,209,073, $1,357,258, $1,357,258, $1,189,747, and $838,771, respectively. Assuming the maximum level of achievement of the performance conditions for the 2020 PSUs, the values of the 2020 PSU awards at the grant date fair values, as computed utilizing the Monte Carlo pricing model, which was $33.52 per share, for Messrs. Brookman, Meyers, Lauck and Ms. Martinet are calculated as $10,522,682, $3,393,146, $3,393,146 and $2,096,927, respectively.
(4)	Amounts shown in this column for 2020 are detailed below in the “All Other Compensation” table.
(5)	Mr. Lillo was appointed to the Senior Management Team in September 2020. His 2020 salary includes $45,756 in accrued paid time off paid out in connection with his appointment. His 2020 compensation also includes RSUs granted to him prior to his appointment. He did not receive PSUs in 2020.
(6)	All unvested RSUs and PSUs held by Mr. Reasoner immediately prior to his retirement vested as of the effective date of his retirement agreement, with the unvested PSUs vesting at 100% of target. Amounts reported for 2020 therefore include (i) $2,265,066 of expense associated with actual 2020 RSU and PSU grants, plus (ii) $2,112,970 of expense associated with the vesting of unvested RSUs and PSUs upon Mr. Reasoner’s retirement (of which $1,226,068 is expense related to retirement vesting of 2020 RSU and PSU awards and which is in addition to the original $2,265,066 of expense associated with the actual 2020 RSU and PSU grants). All amounts are calculated in accordance with FASB ASC Topic 718.

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PDC ENERGY, INC. - PROXY STATEMENT

ALL OTHER COMPENSATION

		401(k)	Annal Profit			Total
		Matching	Sharing		Retirement	All Other
		Contribution(1)	Contribution(2)	Perquisites(3)	Benefits(4)	Compensation
Name	Year	($)	($)	($)	($)	($)
Barton R. Brookman	2020	$26,000	$5,700	$22,211	$—	$53,911
R. Scott Meyers	2020	19,500	5,700	15,300	—	40,500
Lance A. Lauck	2020	26,000	5,700	17,900	—	49,600
Nicole L. Martinet	2020	19,500	5,700	19,097	—	44,297
David J. Lillo	2020	26,000	5,700	16,500	—	48,200
Scott J. Reasoner	2020	26,000	5,700	12,806	81,699	126,205
(1)	Represents the Company’s annual matching contribution to the Company’s 401(k) and Profit Sharing Plan.
(2)	Represents the Company’s annual profit sharing contribution to the Company’s 401(k) and Profit Sharing Plan.
(3)	Represents total value of perquisites provided by the Company. Perquisites include automobile allowances, health club and non-health club related dues, annual physical cost. No individual perquisite exceeded $25,000.
(4)	For Mr. Reasoner, the $81,699 represents the total value of cash payments ($72,042) and COBRA coverage ($9,657) paid in 2020 in connection with Mr. Reasoner’s retirement.

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GRANTS OF PLAN-BASED AWARDS

								All Other	All Other		Grant Date
								Stock	Option	Exercise	Fair Value
		Estimated Future Payouts Under			Estimated Future Payouts			Awards	Awards	or Base	of Stock
		Non‑Equity Incentive Plan			Under Equity Incentive Plan			Number of	Securities	Price of	and
		Awards (1)			Awards			Shares of	Underlying	Option	Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Stock	Options	Awards	Awards
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($)	($)
Barton R. Brookman		$0	$488,750	$977,500	—	—	—	—	—	—	—
	2/19/2020	—	—	—	0	125,569	313,923	—	—	—	$4,209,073	(2)
	2/19/2020	—	—	—	—	—	—	83,712	—	—	1,876,823	(3)
R. Scott Meyers		0	191,250	382,500	—	—	—	—	—	—	—
	2/19/2020	—	—	—	0	40,491	101,228	—	—	—	1,357,258	(2)
	2/19/2020	—	—	—	—	—	—	40,491	—	—	907,808	(3)
Lance A. Lauck		0	204,750	409,500	—	—	—	—	—	—	—
	2/19/2020	—	—	—	0	40,491	101,228	—	—	—	1,357,258	(2)
	2/19/2020	—	—	—	—	—	—	40,491	—	—	907,808	(3)
Nicole L. Martinet		0	160,000	320,000	—	—	—	—	—	—	—
	2/19/2020	—	—	—	0	25,023	62,558	—	—	—	838,771	(2)
	2/19/2020	—	—	—	—	—	—	25,023	—	—	561,016	(3)
David J. Lillo		0	160,000	320,000	—	—	—	—	—	—	—
	4/1/2020	—	—	—	—	—	—	25,422	—	—	159,904	(4)
Scott J. Reasoner		0	137,183	274,365	—	—	—	—	—	—	—
	2/19/2020	—	—	—	0	40,491	—	—	—	—	1,357,258	(2)
	2/19/2020	—	—	—	—	—	—	40,491	—	—	907,808	(3)
	8/31/2020	—	—	—	0	14,721	—	—	—	—	222,876	(5)
	8/31/2020	—	—	—	—	—	—	4,907	—	—	74,292	(5)
	8/31/2020	—	—	—	0	23,371	—	—	—	—	353,837	(5)
	8/31/2020	—	—	—	—	—	—	15,581	—	—	235,896	(5)
	8/31/2020	—	—	—	0	40,491	—	—	—	—	613,034	(5)
	8/31/2020	—	—	—	—	—	—	40,491	—	—	613,034	(5)
(1)	Represents target and maximum cash awards payable under the Company’s annual incentive plan. In response to the COVID-19 pandemic, in May 2020, the Compensation Committee reduced payout opportunities from 100% to 50% for target performance, and from 200% to 100% for maximum performance.
(2)	Represents annual PSU awards under the 2018 Amended and Restated Long Term Equity Plan (“2018 Equity Plan”). Grant date fair value is computed by multiplying the target number of PSUs awarded by the grant date fair value as computed utilizing the Monte Carlo pricing model, which was $33.52 per share.
(3)	Represents annual time-based RSU awards under the 2018 Equity Plan. Grant date fair value for RSUs is computed by multiplying the number of RSUs awarded by the closing price of the Company’s common stock, as reported on the NASDAQ Global Select Market on the date of grant of February 19, 2020, which was $22.42.
(4)	Represents annual time-based RSU awards under the 2018 Equity Plan. Grant date fair value for RSUs is computed by multiplying the number of RSUs awarded by the closing price of the Company’s common stock, as reported on the NASDAQ Global Select Market on the date of grant of April 1, 2020, which was $6.29.
(5)	Represents incremental fair value associated with vesting modifications made to Mr. Reasoner’s 2018, 2019 and 2020 RSUs and PSUs pursuant to his Retirement Agreement which was entered into on August 31, 2020.

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PDC ENERGY, INC. - PROXY STATEMENT

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

							Equity Incentive Plan
							Awards
	Options/SAR Awards				Number		Number of	Market
	Number of Securities				of Shares	Market Value	Unearned	Value of
	Underlying Unexercised				of Stock	of Shares of	Shares of	Unearned
	Options/SARs Held at		Option/SAR	Option/SAR	That	Stock That	Stock That	Shares That
	December 31, 2020		Exercise	Expiration	Have Not	Have Not	Have Not	Have Not
	Exercisable	Unexercisable	Price (1)	Date	Vested (2)	Vested (3)	Vested (4)	Vested (3)
Name	(#)	(#)	($)	(Date)	(#)	($)	(#)	($)
Barton R. Brookman	—	—	—		138,106	$2,835,316	186,059	$3,819,791
	5,104	—	$43.95	3/11/2021	—	—	—	—
	9,766	—	30.19	1/16/2022	—	—	—	—
	12,620	—	37.18	1/15/2023	—	—	—	—
	13,790	—	49.57	1/15/2024	—	—	—	—
	26,643	—	39.63	1/13/2025	—	—	—	—
	29,036	—	51.63	1/10/2026	—	—	—	—
	23,886	—	74.57	1/16/2027	—	—	—	—
R. Scott Meyers	—	—	—		57,053	1,171,298	60,426	1,240,546
Lance A. Lauck	—	—	—		61,143	1,255,266	63,862	1,311,087
	4,176	—	43.95	3/11/2021	—	—	—	—
	7,935	—	30.19	1/16/2022	—	—	—	—
	10,096	—	37.18	1/15/2023	—	—	—	—
	10,096	—	49.57	1/15/2024	—	—	—	—
	12,212	—	39.63	1/13/2025	—	—	—	—
	11,445	—	51.63	1/10/2026	—	—	—	—
	8,599	—	74.57	1/16/2027	—	—	—	—
Nicole L. Martinet	—	—	—		31,586	648,461	33,272	683,074
David J. Lillo(5)	—	—	—		38,605	792,561	—	—
Scott J. Reasoner(6)	7,771	—	39.63	2/28/2021	—	—	—	—
	9,538		51.63	2/28/2021	—	—	—	—
	7,962	—	74.57	2/28/2021	—	—	—	—

(1)	The exercise price related to the SARs does not represent capital payable to the Company, but rather represents the base from which the stock appreciation value will be determined on the date of exercise.
(2)	The RSUs of Messrs. Brookman, Meyers, Lauck and Lillo and Ms. Martinet vest as set forth in the following table:

	Number of RSUs that Vest on:
	2/20/2021	2/21/2021	2/25/2021	4/1/2021	2/20/2022	2/25/2022	4/1/2022	2/25/2023	4/1/2023	Total
Barton R. Brookman	20,163	14,067	27,904	—	20,164	27,904	—	27,904	—	138,106
R. Scott Meyers	6,645	3,272	13,497	—	6,645	13,497	—	13,497	—	57,053
Lance A. Lauck	7,790	5,071	13,497	—	7,791	13,497	—	13,497	—	61,143
Nicole L. Martinet	2,750	—	8,341	1,063	2,750	8,341	—	8,341	—	31,586
David J. Lillo	—	—	—	16,685	—	—	13,446	—	8,474	38,605

(3)	The market value of these RSUs is based on the closing price of the Company’s common stock of $20.53, as reported on the NASDAQ Global Select Market on December 31, 2020.
(4)	PSUs granted in 2019 and 2020 are contingent upon the achievement of certain specified performance goals. PSUs granted in 2019 have a 3-year performance period ending December 31, 2021. PSUs granted in 2020 have a 3-year performance period ending December 31, 2022. For a description of the PSUs granted in 2020, see “Long Term Incentive Awards.”
(5)	Mr. Lillo was appointed to the Senior Management Team in September 2020. He did not receive PSUs in 2020.
(6)	All unvested RSUs and PSUs held by Mr. Reasoner immediately prior to his retirement vested as of the effective date of his retirement agreement, with the unvested PSUs vesting at 100% of target; only SARs awards remained outstanding as of December 31, 2020.

44	PDC ENERGY 2021 PROXY

PDC ENERGY, INC. - PROXY STATEMENT

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
	Exercise	Exercise	Vesting (1)	Vesting (2)
Name	(#)	($)	(#)	($)
Barton R. Brookman	—	—	88,427	$1,922,858
R. Scott Meyers	—	—	21,387	436,182
Lance A. Lauck	—	—	32,584	709,173
Nicole L. Martinet	—	—	4,713	74,838
David J. Lillo	—	—	10,509	66,102
Scott J. Reasoner(3)	—	—	155,782	2,245,701
(1)	The number of shares includes RSUs and PSUs that vested in 2020.
(2)	The table below shows the number and value of RSUs and PSUs included in these columns. The value of the RSUs and PSUs that vested in 2020 is determined by multiplying the number of units vested by the market value of PDC stock on the vesting date. The PSUs that vested in 2020 covered the three year period January 1, 2018 through December 31, 2020 and paid out at 100% of target. See “2018-2020 Performance Share Unit (PSU) Payout” for more information.

	RSUs	RSUs Value	PSUs	PSUs Value
Name	(#)	($)	(#)	($)
Barton R. Brookman	46,228	$1,056,513	42,199	$866,345
R. Scott Meyers	11,573	234,701	9,814	201,481
Lance A. Lauck	17,373	396,891	15,211	312,282
Nicole L. Martinet	4,713	74,838	—	—
David J. Lillo	10,509	66,102	—	—
Scott J. Reasoner	77,199	1,189,938	78,583	1,055,763
(3)	All unvested RSUs and PSUs held by Mr. Reasoner immediately prior to his retirement vested as of the effective date of his retirement agreement, with the unvested PSUs vesting at 100% of target.

PDC ENERGY 2021 PROXY	45

PDC ENERGY, INC. - PROXY STATEMENT

POTENTIAL PAYMENTS UPON TERMINATION OR
CHANGE OF CONTROL

In 2020, Mr. Reasoner voluntarily retired from the Company and received benefits upon his retirement (See “Reasoner Retirement Agreement” below). In addition, the Company may be obligated to pay benefits to Messrs. Brookman, Meyers and Lillo and Ms. Martinet (and any future NEOs) under the Executive Severance Compensation Plan dated September 24, 2012, as amended and restated on June 25, 2020 (the “Severance Plan”) and, with respect to Mr. Lauck, under his grandfathered employment agreement dated April 19, 2010, as amended and restated August 4, 2020 (the “Lauck Employment Agreement”). The primary purpose of the Severance Plan and the severance provisions of the Lauck Employment Agreement are to provide severance benefits in the event of the termination of the NEO by the Company without “just cause” or termination by the NEO for “good reason,” either prior to or following a change of control of the Company. Upon a change of control, the Severance Plan and the Lauck Employment Agreement provide benefits only in the event that an executive is terminated by the acquiring company “without cause” or by the executive for “good reason” (i.e., they are “double-trigger” in nature). The Severance Plan provides a benefit offset so that cash benefits paid upon severance would be reduced by any other severance benefits that the executive could be entitled to receive under another Company plan. The Lauck Employment Agreement provides benefits similar to those provided under the Severance Plan, but it varies in the amounts of cash benefit provided to Mr. Lauck.

The severance benefits an executive would receive under the Severance Plan and the Lauck Employment Agreement under various termination scenarios are summarized below:

	TERMINATION WITHOUT CAUSE OR FOR GOOD REASON	TERMINATION DUE TO CHANGE OF CONTROL	CONTROLLING PLAN OR AGREEMENT
Barton R. Brookman	2 times sum of base salary and target bonus	3 times sum of base salary and target bonus plus a pro-rata target bonus for year of termination	Severance Plan
R. Scott Meyers	1.5 times sum of base salary and target bonus	2.5 times sum of base salary and target bonus plus a pro-rata target bonus for year of termination	Severance Plan
Lance A. Lauck	2 times sum of base salary and highest bonus of last two years	3 times sum of base salary and highest bonus of last two years	Lauck Employment Agreement
Nicole L. Martinet	1.5 times sum of base salary and target bonus	2.5 times sum of base salary and target bonus plus a pro-rata target bonus for year of termination	Severance Plan
David J. Lillo	1.5 times sum of base salary and target bonus	2.5 times sum of base salary and target bonus plus a pro-rata target bonus for year of termination	Severance Plan

In addition to the above, the NEO would be eligible for continuation of health benefits for up to 36 months. As a condition of receiving severance benefits under the Severance Plan and under the terms of the Lauck Employment Agreement, each NEO is subject to a non-disclosure covenant and a non-compete covenant pursuant to which the NEO is prohibited for a period of one year following his or her termination from engaging in any competing business in any county in which the Company is doing business or any adjacent county. In addition, the NEO is prohibited from soliciting employees from the Company for up to two years

46	PDC ENERGY 2021 PROXY

PDC ENERGY, INC. - PROXY STATEMENT

(varies by individual agreement) following termination. To aid in the enforcement of these provisions, prior to a change of control of the Company, the Severance Plan provides for payment of the severance benefits over 12 months. Under the terms of the Lauck Employment Agreement, however, Mr. Lauck would receive severance benefits within 40 days following a qualifying termination.

The Lauck Employment Agreement contains a clawback provision and the executives covered under the Severance Plan are covered under the Company’s clawback policy. See “Other Policies and Considerations—Clawback Policy”. The Lauck Employment Agreement automatically extends for 12 months on December 31 of each year prior to the last year of the employment agreement (or any extensions thereof) unless either party gives notice of non-renewal at least 30 days prior to such December 31 automatic extension date.

IMPACT OF TERMINATION AND CHANGE OF CONTROL ON LONG-TERM EQUITY-BASED INCENTIVE PLANS

The following table outlines the effect on outstanding unvested long-term incentive awards under various termination scenarios and upon a change of control of the Company based on the terms of the 2010 Amended and Restated Long Term Equity Plan (the “2010 Equity Plan”), the 2018 Long Term Equity Plan, as amended (the “2018 Equity Plan”) and related grant agreements and the Lauck Employment Agreement:

TERMINATION SCENARIO/CHANGE OF CONTROL(1)	RESTRICTED STOCK/SARs/OPTIONS	PERFORMANCE SHARE UNITS(2)
Voluntary Termination	Forfeited	Forfeited
Termination for Cause	Forfeited	Forfeited
Termination by Company Without Cause or Executive for Good Reason Prior to Change of Control	Vests	Mr. Lauck: Forfeited
Executives in Severance Plan:
2019 and 2020 grants: Portion to be potentially earned at end of performance period determined at time of termination at the sole discretion of the Committee.
Death	Vests	2019 and 2020 Awards: Earned at 100% if death occurs in first two years of performance period. Earned based on actual results if death occurs after first two years of performance period.
Disability	Vests	2019 and 2020 Awards: Earned based on performance at end of performance period.
Occurrence of a Change of Control

2019 and 2020 Awards:

Double trigger vesting applies. Vesting is contingent on continued employment through original vesting dates, subject to accelerated vesting upon death, disability, termination without cause or termination for good reason.

2019 and 2020 Awards:

Double trigger vesting applies. Performance is measured through the date of the change of control to determine the number of PSUs potentially earned. That number of PSUs is then earned at the end of the originally scheduled performance period based on continued employment, subject to accelerated vesting upon death, disability, termination without cause or termination for good reason.

(1)	Except as noted otherwise, award treatment is the same regardless of when the award was issued.
(2)	Except as noted otherwise, PSU treatment for each scenario listed is the same for those covered by the Severance Plan and the Lauck Employment Agreement.

PDC ENERGY 2021 PROXY	47

PDC ENERGY, INC. - PROXY STATEMENT

CHANGE OF CONTROL EXCISE TAX PROVISION

The Company currently provides no income tax gross-up or excise tax gross-up for taxes that may be imposed on “excess parachute payments” within the meaning of Section 280G and Section 4999 of the Code. The Severance Plan and Mr. Lauck’s employment agreement provide that if it is determined that any payment or distribution by the Company to or for the executive’s benefit would constitute an “excess parachute payment,” the Company will either (1) pay the total amount to the executive and he would be responsible for the 20% excise tax; or (2) reduce the executive’s payments such that the executive receives no “excess parachute payments,” whichever amount would give the executive the greater benefit on a net, after-tax basis. Although the Company would be denied a tax deduction for such excess parachute payments under alternative (1) above, the Committee believes the provision strikes an appropriate balance between cost to the Company and the provision of promised benefits to the executive.

REASONER RETIREMENT AGREEMENT

Mr. Reasoner retired from the Company on August 31, 2020. In connection with his retirement, and in consideration of his many contributions to the Company during his tenure, including his exceptional leadership, achievement of premier operating results and integration efforts following the merger with SRC, conditional upon his entry into a Retirement Agreement and General Release of Claims (the “Release”), Mr. Reasoner received a cash payment equal to $864,500 representing one times his 2020 base salary and target cash bonus (to be paid over a twelve-month period), a pro-rated annual bonus for 2020 of $263,390 and eighteen months of COBRA health benefits paid by the Company. In addition, all unvested RSUs and PSUs held by Mr. Reasoner immediately prior to his retirement vested as of the effective date of the Release, with the unvested PSUs vesting at 100% of target.

48	PDC ENERGY 2021 PROXY

PDC ENERGY, INC. - PROXY STATEMENT

ESTIMATED TERMINATION AND CHANGE IN CONTROL BENEFITS

The tables below and the discussion that follows show compensation payable to each of our NEOs upon various termination scenarios both before and after a change of control of the Company (defined in the tables as “COC”). The amounts shown assume that termination occurred on December 31, 2020, that the closing price per share on such date was $20.53, and, in the event of termination due to change of control, the executive’s benefit is not reduced as a result of Section 280G or Section 4999 of the Code (as described above). The actual amounts to be paid can only be determined at the time of such executive’s separation from the Company.

Barton R. Brookman

		Termination by Company
	Voluntary or	Without Cause or by Exec
	Termination	for Good Reason
	for Cause	Prior to COC		After COC		Death		Disability
Cash Compensation
Cash Severance	—	$3,655,000	(1)	$5,482,500	(2)	—		—
Pro-rata Bonus	—	—		977,500	(3)	—		—
Acceleration of Unvested Equity
RSUs	—	2,835,316		2,835,316		2,835,316		2,835,316
PSUs	—	—	(4)	3,652,226	(5)	3,819,791	(6)	3,652,226	(7)
Benefits
Health Benefits Continuation	—	55,580	(8)	55,580	(8)	—		—
Total	$—	$6,545,896		$13,003,122		$6,655,107		$2,835,316

R. Scott Meyers

		Termination by Company
	Voluntary or	Without Cause or by Exec
	Termination	for Good Reason
	for Cause	Prior to COC		After COC		Death		Disability
Cash Compensation
Cash Severance	—	$1,211,250	(1)	$2,018,750	(2)	—		—
Pro-rata Bonus	—	—		382,500	(3)	—		—
Acceleration of Unvested Equity
RSUs	—	1,171,298		1,171,298		1,171,298		1,171,298
PSUs	—	—	(4)	1,186,513	(5)	1,240,546	(6)	1,186,513	(7)
Benefits
Health Benefits Continuation	—	86,909	(8)	86,909	(8)	—		—
Total	$—	$2,469,457		$4,845,970		$2,411,844		$1,171,298

PDC ENERGY 2021 PROXY	49

PDC ENERGY, INC. - PROXY STATEMENT

Lance A. Lauck

			Termination by Company
	Voluntary or		Without Cause or by Exec
	Termination		for Good Reason
	for Cause		Prior to COC		After COC		Death		Disability
Cash Compensation
Cash Severance	—		$1,812,000	(1)	$2,718,000	(2)	—		—
Salary Continuation	—		—		—		227,500	(9)	341,250	(10)
Pro-rata Bonus	409,500	(3)	—		—		—		—
Acceleration of Unvested Equity
RSUs	—		1,255,266		1,255,266		1,255,266		1,255,266
PSUs	—		—	(11)	1,257,054	(5)	1,311,087	(6)	1,257,054	(7)
Benefits
Health Benefits Continuation	—		86,909	(8)	86,909	(8)	—		—
Total	$409,500		$3,154,175		$5,317,229		$2,793,853		$1,596,516

Nicole L. Martinet

		Termination by Company
	Voluntary or	Without Cause or by Exec
	Termination	for Good Reason
	for Cause	Prior to COC		After COC		Death		Disability
Cash Compensation
Cash Severance	—	$1,080,000	(1)	$1,800,000	(2)	—		—
Pro-rata Bonus	—	—		320,000	(3)	—		—
Acceleration of Unvested Equity
RSUs	—	648,461		648,461		648,461		648,461
PSUs	—	—	(4)	649,682	(5)	683,074	(6)	649,682	(7)
Benefits
Health Benefits Continuation	—	86,909	(8)	86,909	(8)	—		—
Total	$—	$1,815,370		$3,505,052		$1,331,535		$648,461

David J. Lillo

		Termination by Company
	Voluntary or	Without Cause or by Exec
	Termination	for Good Reason
	for Cause	Prior to COC		After COC		Death	Disability
Cash Compensation
Cash Severance	—	$1,080,000	(1)	$1,800,000	(2)	—	—
Pro-rata Bonus	—	—		320,000	(3)	—	—
Acceleration of Unvested Equity
RSUs	—	792,561		792,561		792,561	792,561
PSUs(12)	—	—		—		—	—
Benefits
Health Benefits Continuation	—	86,909	(8)	86,909	(8)	—	—
Total	$—	$1,959,470		$2,999,470		$792,561	$792,561
(1)	Cash severance is equal to (a) 2 times the sum of base salary and target bonus for Mr. Brookman, (b) 1.5 times the sum of base salary and target bonus for Messrs. Meyers and Lillo and Ms. Martinet and (c) 2 times the sum of base salary and highest bonus paid in last two years for Mr. Lauck.

50	PDC ENERGY 2021 PROXY

PDC ENERGY, INC. - PROXY STATEMENT

(2)	Cash severance is equal to (a) 3 times the sum of base salary and target bonus for Mr. Brookman, (b) 2.5 times the sum of base salary and target bonus for Messrs. Meyers and Lillo and Ms. Martinet and (c) 3 times the sum of base salary and highest bonus paid in last two years for Mr. Lauck.
(3)	Under the terms of the Severance Plan, Messrs. Brookman, Meyers, Lillo and Ms. Martinet are entitled to a pro-rata target bonus if termination is related to a COC. Per the terms of the Lauck Employment Agreement, Mr. Lauck is entitled to a pro-rata bonus if terminated for cause. Bonus amounts for 2020 are not determined until after December 31 and are subject to forfeiture until paid. As a result, the pro-rata bonus shown is based on target bonus for 2020.
(4)	The Committee has the discretion to allow all or a portion (up to 200%) of the target PSUs to remain outstanding and to be earned based on Company performance at the end of the performance period. Since no amount is guaranteed, no value is included for the PSUs.
(5)	The value shown for PSUs upon a COC assumes (a) for 2020 PSUs, the number of units earned based on performance through the date of COC is 93.5% of target and (b) for 2019 PSUs, the target number of units (100%) would be earned since amount is based on the greater of 100% or actual Company performance for the period (100% as of December 31, 2020).
(6)	The value shown for PSUs upon death reflects the target number of units (100%) for 2019 and 2020 PSUs.
(7)	The value shown for PSUs upon disability assumes for 2019 and 2020 PSUs, the number of units earned based on performance through December 31, 2020 is 100% and 93.5% of target, respectively. However, under the respective award agreements, the units earned will be based on actual performance measured at the end of the applicable performance periods.
(8)	Cost of Company-subsidized COBRA premium to continue health, vision and dental coverage to executive and any covered dependents for a 36-month period.
(9)	In the event of death, executive would receive a lump sum payment equal to six months base salary.
(10)	In the event of short term disability, base salary would continue for 13 weeks. Upon qualifying for long-term disability, executive would receive an additional lump sum payment equal to six months’ base salary.
(11)	PSUs awarded in 2019 and 2020 would be forfeited.
(12)	Mr. Lillo had no PSUs as of December 31, 2020.

PDC ENERGY 2021 PROXY	51

PDC ENERGY, INC. - PROXY STATEMENT

CEO PAY RATIO

Pursuant to rules promulgated under the Dodd-Frank Act, the Company is required to disclose the ratio of its CEO’s annual total compensation to the Company’s median employee’s annual total compensation. Based on our internal review procedures this year, we do not believe that there have been any changes in our employee population or employee compensation arrangements that we reasonably believe would result in a significant change to our pay ratio calculation. The median employee identified in 2019 remains employed in substantially the same role and at the same location as last year. Because there have not been any changes to the determination of the median employee that we reasonably believe would significantly affect this year’s pay ratio, applicable SEC rules permit us to use the same median employee identified last year in order to calculate this year’s pay ratio. In 2019, the Company identified the median employee based on estimated 2019 compensation reportable on Form W-2 for all employees (other than the CEO) on December 31, 2019. For 2020, the CEO’s total annual compensation was $7,899,899, which amount differs from the amount reported in the Summary Compensation Table because it also includes perquisites with a value of less than $10,000 and certain other non-discriminatory benefits. The median employee’s total annual compensation was $142,976, resulting in a CEO pay ratio of 55:1.

Compensation data used to calculate the ratio is set forth below:

			Stock			All Other
	Salary	Bonus	Awards		SARs	Compensation(2)	Total
Name	($)	($)	($)		($)	($)	($)
Median Employee	$103,413	$14,806	$4,365	(1)	—	$20,392	$142,976
CEO	803,000	938,400	6,085,896		—	72,603	7,899,899
(1)	Represents the grant date fair value of RSUs, as computed in accordance with FASB ASC Topic 718.
(2)	Includes matching contributions to the Company’s 401(k) and Profit Sharing Plan, perquisites with a value of less than $10,000 and other non-discriminatory benefits not reported in the “Summary Compensation Table” set forth in this Proxy Statement.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes information related to our equity compensation plans under which our equity securities are authorized for issuance as of December 31, 2020:

Number of Securities to
	be Issued Upon	Weighted-Average	Securities Remaining
	Exercise	Exercise Price of	Available for Future
	of Outstanding Options	Outstanding Options	Issuance Under Equity
	and Rights	and Rights	Compensation Plans
Plan Category	(1)(#)	($)	(2)(#)
Equity compensation plans approved by security holders	826,011	$49.45	5,393,991
Equity compensation plans not approved by security holders	—	—	—
Total	826,011	$49.45	5,393,991
(1)	Includes 615,336 shares of common stock to be issued under outstanding PSUs based upon continuous employment and the maximum achievement of certain performance goals over a specified period of time as described in “Outstanding Equity Awards at Fiscal Year-End.” These shares have been excluded from the weighted average exercise price calculation.
(2)	The number of securities remaining available for future issuances has been reduced by the number of securities to be issued upon exercise of outstanding SARs and pursuant to RSUs subject to time vesting and PSUs subject to certain market-based performance goals over a specified period of time.

52	PDC ENERGY 2021 PROXY

PDC ENERGY, INC. - PROXY STATEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the Company’s common stock as of March 30, 2021, by (1) each person known by the Company to own beneficially more than five percent of the outstanding shares of common stock; (2) each Director of the Company; (3) each Named Executive Officer; and (4) all Directors and executive officers as a group. Except as otherwise indicated, each person has sole voting and investment power with respect to all shares shown as beneficially owned, subject to community property laws where applicable. As of March 30, 2021, 99,373,297 shares of common stock of the Company were outstanding. Except as otherwise indicated, the address for each of the named security holders is c/o 1775 Sherman Street, Suite 3000, Denver, Colorado 80203.

	Number of		Percentage of
	Shares		Shares
	Beneficially		Beneficially
Name and Address of Beneficial Owner	Owned		Owned (1)
5% or Greater Owners:
BlackRock, Inc.	16,033,228	(2)	16.1%
55 East 52nd Street
New York, NY 10055
The Vanguard Group	10,254,019	(3)	10.3%
100 Vanguard Blvd.
Malvern, PA 19355
Dimensional Fund Advisors LP	6,145,895	(4)	6.2%
6300 Bee Cave Road Building One
Austin, TX 78746

Named Executive Officers:
Barton R. Brookman, Jr.	335,955	(5)	*
Lance A. Lauck	159,807	(6)	*
R. Scott Meyers	35,420	(7)	*
Nicole L. Martinet	10,459	(8)	*
David J. Lillo	32,152	(9)	*
Scott J. Reasoner	145,393	(10)	*

Non-Employee Directors:
Mark E. Ellis	35,713	(11)	*
Anthony J. Crisafio	4,698	(12)	*
Christina M. Ibrahim	12,967	(13)	*
Paul J. Korus	23,405	(14)	*
Randy S. Nickerson	15,390	(15)	*
David C. Parke	24,623	(16)	*
Lynn A. Peterson	223,990	(17)	*
Jeffrey C. Swoveland	30,350	(18)
Diana L. Sands	0	(19)	*
Carlos A. Sabater	0		*

All directors and executive officers as a group (16 persons)	963,327	(20)	* %
*	Represents less than 1% of the outstanding shares of common stock.

PDC ENERGY 2021 PROXY	53

PDC ENERGY, INC. - PROXY STATEMENT

(1)	For each holder of stock awards or other securities that are currently vested or exercisable or that vest or become exercisable within 60 days of March 30, 2021, we treat the common stock underlying those securities as owned by that holder and as outstanding shares when we calculate that holder’s percentage ownership of our common stock. We do not treat that common stock as outstanding when we calculate the percentage ownership of any other holder.
(2)	As reported on a Schedule 13G filed with the SEC by BlackRock, Inc. on January 25, 2021, BlackRock, Inc. holds sole voting power as to 15,790,466 shares and sole dispositive power as to 16,033,228 shares as of December 31, 2020.
(3)	As reported on a Schedule 13G/A filed with the SEC by The Vanguard Group on February 10, 2021, The Vanguard Group is an investment advisor in accordance with SEC Rule 13d-1(b)(1)(ii)(E) and holds shared voting power with respect to 106,575 shares, sole dispositive power as to 10,065,518 shares and shared dispositive power as to 188,501 shares as of December 31, 2020.
(4)	As reported on a Schedule 13G/A filed with the SEC by Dimensional Fund Advisors LP on February 12, 2021, Dimensional Fund Advisors LP is an investment advisor in accordance with SEC Rule 13d-1(b)(1)(ii)(E) and holds sole voting power as to 6,081,608 shares and sole dispositive power as to 6,145,895 shares as of December 31, 2020.
(5)	Excludes 142,677 RSUs subject to vesting greater than 60 days after March 30, 2021; includes 115,741 shares subject to SARs exercisable within 60 days of March 30, 2021.
(6)	Excludes 67,428 RSUs subject to vesting greater than 60 days after March 30, 2021; includes 60,383 shares subject to SARs exercisable within 60 days of March 30, 2021.
(7)	Excludes 66,903 RSUs subject to vesting greater than 60 days after March 30, 2021.
(8)	Excludes 41,608 RSUs subject to vesting greater than 60 days after March 30, 2021.
(9)	Excludes 41,435 RSUs subject to vesting greater than 60 days after March 30, 2021.
(10)	The shares reported are based on the Company’s knowledge and in accordance with Mr. Reasoner’s disclosure in his signed Officer Questionnaire dated February 8, 2021.
(11)	Excludes 7,629 RSUs subject to vesting greater than 60 days after March 30, 2021.
(12)	Excludes 6,387 RSUs subject to vesting greater than 60 days after March 30, 2021; includes 2,049 common shares deferred pursuant to the Non-Employee Director Deferred Compensation Plan.
(13)	Excludes 6,387 RSUs subject to vesting greater than 60 days after March 30, 2021.
(14)	Excludes 6,387 RSUs subject to vesting greater than 60 days after March 30, 2021.
(15)	Excludes 6,387 RSUs subject to vesting greater than 60 days after March 30, 2021.
(16)	Excludes 6,387 RSUs subject to vesting greater than 60 days after March 30, 2021; includes 3,162 common shares deferred pursuant to the Non-Employee Director Deferred Compensation Plan.
(17)	Excludes 6,387 RSUs subject to vesting greater than 60 days after March 30, 2021.
(18)	Includes 3,580 common shares deferred pursuant to the Non-Employee Director Deferred Compensation Plan.
(19)	Excludes 6,387 RSUs subject to vesting greater than 60 days after March 30, 2021.
(20)	Excludes 412,389 RSUs subject to vesting greater than 60 days after March 30, 2021; includes 8,791 common shares deferred pursuant to the Non-Employee Director Deferred Compensation Plan and includes 176,124 SARs exercisable within 60 days of March 30, 2021.

Each SAR referenced in the footnotes above entitles the executive officer to receive the difference between the fair market value of a share of our common stock on the date of exercise and its value on the date of initial grant, which ranged from $30.19 to $74.57 for the SARs in the table, payable in shares only.

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PDC ENERGY, INC. - PROXY STATEMENT

SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires the Company’s executive officers and Directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. Executive officers, Directors and holders of more than 10% of the common stock are required by SEC rules to furnish the Company with copies of all Section 16(a) reports they file. If requested, the Company assists its executive officers and Directors in complying with the reporting requirements of Section 16(a) of the Exchange Act.

Based solely on a review of the reports furnished to the Company or on written representations from reporting persons that all reportable transactions were reported, the Company believes that, during the fiscal year ended December 31, 2020, the Company’s executive officers and Directors and owners of more than 10% of the Company’s common stock timely filed all reports they were required to file under Section 16(a) of the Exchange Act.

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PROPOSAL NO. 3—RATIFY THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING
FIRM

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL NO. 3. PROPERLY SUBMITTED PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

The Audit Committee has appointed PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021, and the Company is submitting the appointment of PwC to the stockholders for ratification. If the appointment of PwC is not ratified, the Audit Committee will reconsider its selection. A representative of PwC is expected to attend the meeting and will have an opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions.

Principal Accountant Fees and Services	2020	2019
Audit Fees(1)	$1,902,600	$2,704,000
Audit-Related Fees(2)	—	—
Tax Fees(3)	30,000	62,000
All Other Fees(4)	3,600	1,358,000
Total Fees	$1,936,200	$4,124,000

(1)   Audit Fees consist of the aggregate fees billed for professional services rendered for audit procedures performed with regard to the Company’s annual consolidated financial statements and the report on management’s assessment of internal controls over financial reporting and the effectiveness of the Company’s internal controls over financial reporting, including reviews of the consolidated financial statements included in our Quarterly Reports on Form 10-Q, and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements, including fees related to comfort letters and consents issued in conjunction with our securities offerings.

(2)   Audit-Related Fees consist of the aggregate fees billed for assurance and related services that are related to the performance of the audit or review of the Company’s annual consolidated financial statements and are not reported under “Audit Fees.”

(3)   Tax Fees consist of the aggregate fees billed for professional services rendered for tax compliance, tax advice and tax planning for the Company and its proportionately consolidated entities.

(4)   All Other Fees consist of aggregate fees billed for products and services other than services reported above.

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AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES

The Sarbanes-Oxley Act of 2002 requires that all services provided to the Company by its independent registered public accounting firm be subject to pre-approval by the Audit Committee or authorized Audit Committee members. The Audit Committee has adopted policies and procedures for pre-approval of all audit services and non-audit services to be provided by the Company’s independent registered public accounting firm. Services necessary to conduct the annual audit must be pre-approved by the Audit Committee annually. Permissible non-audit services to be performed by the independent accountant may also be approved on an annual basis by the Audit Committee if they are of a recurring nature. Permissible non-audit services which are to be performed by the independent accountant and are not eligible for annual pre-approval must be pre-approved individually by the full Audit Committee or by an authorized Audit Committee member. Actual fees incurred for all services performed by the independent accountant will be reported to the Audit Committee after the services are fully performed. All of the services described in “Principal Accountant Fees and Services” were approved by the Audit Committee pursuant to its pre-approval policies in effect at the time. The duties of the Audit Committee are described in the Audit Committee Charter, which can be viewed on the Company’s website at www.pdce.com under “Corporate Governance.”

The proposal to ratify the appointment of PwC will be approved if it receives the affirmative vote of a majority of shares of common stock of the Company present or represented at the Annual Meeting and entitled to vote on this proposal. Abstentions will be counted as votes against this proposal. See “Information About Voting and the Meeting—How Proxies Work” for information on the effect of broker non-votes on this matter.

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REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board is comprised of three Directors and operates under a written charter adopted by the Board. Each member of the Audit Committee meets the independence requirements of Rule 5605(a)(2) of the NASDAQ listing standards and other applicable standards. The duties of the Audit Committee are summarized in this Proxy Statement under “Standing Committees of the Board” and are more fully described in its charter, which can be viewed on the Company’s website at www.pdce.com under “Corporate Governance.”

Management is responsible for the Company’s internal controls and preparation of the consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and issuing a report thereon. The Audit Committee’s responsibilities include monitoring and overseeing these processes.

The Audit Committee held 10 meetings during 2020.

The Audit Committee reviewed and discussed the Company’s audited consolidated financial statements for the year ended December 31, 2020 (the “Audited Financial Statements”) with the Company’s management and PwC, the Company’s independent registered public accounting firm. The Audit Committee also discussed with PwC the matters required to be discussed by the applicable requirements of PCAOB. The Audit Committee has received the written disclosures and the letter from PwC required by the applicable requirements of the PCAOB and has discussed with PwC its independence from the Company. The Audit Committee has discussed with management and PwC such other matters and received such assurances from them as the Audit Committee deemed appropriate.

Based on the foregoing review and discussions and relying thereon, the Audit Committee has recommended that the Board include the Audited Financial Statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

Anthony J. Crisafio, Chair Paul J. Korus David C. Parke AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

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PDC ENERGY, INC. - PROXY STATEMENT

ALL OTHER BUSINESS THAT MAY COME BEFORE THE
2021 ANNUAL MEETING

As of the date of this Proxy Statement, the Board is not aware of any matters to be brought before the Annual Meeting other than the matters set forth in this Proxy Statement. However, if other matters properly come before the meeting in accordance with our Bylaws and SEC rules, it is the intention of the proxy holders named in the enclosed form of proxy card to vote in accordance with their discretion on such matters pursuant to such proxy card.

STOCKHOLDER NOMINATIONS AND PROPOSALS

STOCKHOLDER PROPOSALS FOR 2022 ANNUAL MEETING

Any proposal that a stockholder wishes to include in the Company’s proxy statement for the 2022 annual meeting of stockholders must be received by the Company at its principal office on or prior to December 15, 2021, and must be submitted in compliance with SEC Rule 14a-8. Proposals should be addressed to:

Corporate Secretary

PDC Energy, Inc.

1775 Sherman Street, Suite 3000

Denver, Colorado, 80203

ADVANCE NOTICE PROCEDURES UNDER THE COMPANY’S BYLAWS

Any proposal or nomination for Director that a stockholder wishes to propose for consideration at the 2022 annual meeting of stockholders, but does not seek to include in our proxy statement under applicable SEC rules, must be submitted in accordance with Section 2.9(A)(2) of the Company’s Bylaws, which provides that no business may be brought before an annual meeting of stockholders unless it is specified in the notice of the meeting or is otherwise brought before the meeting by or at the direction of the Board or by a stockholder entitled to vote who has delivered advance notice to the Company. The notice must contain certain information specified in the Bylaws and be delivered to the Corporate Secretary at the address set forth above not less than 80 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting. In the case of the 2022 annual meeting, the notice must be delivered between February 25, 2022 and March 7, 2022. However, the Bylaws also provide that if the meeting is held more than 30 days before the anniversary of the prior year’s annual meeting or 60 days after such anniversary, notice can generally be given not later than the tenth day following the day on which public announcement of the date of the annual meeting is first made by the Company.

Pursuant to SEC Rule 14a-4(c)(1), if our Corporate Secretary receives any stockholder proposal at the address listed above that is not timely under our Bylaws or after February 28, 2022 if the Bylaws deadline does not apply, the proxies designated by the Board will have discretionary authority to vote on such proposal.

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INFORMATION ABOUT VOTING AND THE MEETING

WHO MAY VOTE

Stockholders of PDC, as recorded in the Company’s stock register on the record date of March 30, 2021, may vote at the Annual Meeting. The outstanding voting securities of the Company as of March 30, 2021 consisted of 99,373,297 shares of common stock. Each share of common stock is entitled to one vote on each matter considered at the Annual Meeting.

HOW PROXIES WORK

The Board is asking for your proxy. Giving the Board your proxy means that you authorize our representatives to vote your shares at the Annual Meeting in the manner you direct. We will vote your shares as you specify. You may vote for, or withhold your vote from, any of the Director nominees. You may also vote for or against the other proposals, or abstain from voting. If your shares are held in your name with our transfer agent (which is sometimes referred to as being a “stockholder of record”), you can vote by completing, signing and dating your proxy card and returning it in the enclosed envelope. If you provide a signed proxy card but do not specify how to vote, your shares will be voted (1) in favor of approval of each of the seven Director nominees named in this Proxy Statement; (2) to approve, on an advisory basis, the compensation of the Company’s NEOs; and (3) in favor of the ratification of the appointment of PwC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. If any other business properly comes before the stockholders for a vote at the Annual Meeting, your shares will be voted in accordance with the discretion of the holders of the proxy.

If you hold shares through a broker, bank or other nominee, you will receive material from that firm asking how you want to vote and instructing you of the procedures to follow in order for you to vote your shares. If the nominee does not receive voting instructions from you, it may vote only on proposals that are considered “routine” matters under applicable rules. A nominee’s inability to vote on some proposals because it lacks discretionary authority to do so is commonly referred to as a “broker non-vote.” The effect of broker non-votes, if any, may be different for each of the various proposals to be voted upon at the Annual Meeting. For a description of the effect of broker non-votes on each proposal, see “Votes Needed” below.

NOTICE AND ACCESS

We distribute our proxy materials to certain stockholders via the Internet under the “Notice and Access” approach permitted by rules of the SEC. This approach conserves natural resources and reduces our distribution costs, while providing a timely and convenient method of accessing the materials and voting. On or before April 14, 2021, we mailed a Notice of Internet Availability of Proxy Materials to participating stockholders, containing instructions on how to access the proxy materials on the Internet to vote your shares over the Internet or by telephone. You will not receive a printed copy of the proxy materials unless you request them. If you would like to receive a printed copy of our proxy materials, including a printed proxy card on which you may submit your vote by mail, then you should follow the instructions for obtaining a printed copy of our proxy materials contained in the Notice of Internet Availability of Proxy Materials.

REVOKING A PROXY

If you are a stockholder of record, you may revoke your initial proxy vote before it is voted at the Annual Meeting by:

●	Submitting a new signed proxy card with a later date;
●	Notifying PDC’s Corporate Secretary in writing before the meeting that you wish to revoke your proxy card; or

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●	Appearing virtually at the Annual Meeting and voting virtually at the Annual Meeting. Merely attending the Annual Meeting will not result in the revocation of your proxy card.

If you hold your shares through a broker, bank or other nominee, you must follow their instructions to revoke your initial proxy vote or to otherwise vote at the Annual Meeting.

QUORUM

In order to carry on the business of the Annual Meeting, there must be a quorum. This means that at least a majority of the outstanding shares eligible to vote must be represented at the Annual Meeting, either by proxy or in person. Treasury shares, which are shares owned by PDC itself, are not voted and do not count for this purpose. Abstentions and broker non-votes will count for quorum purposes.

VOTES NEEDED

The following table presents the voting requirements for electing the Director nominees and for approving the other proposals presented in this Proxy Statement.

PROPOSAL	VOTE REQUIRED TO ELECT OR APPROVE
Proposal No. 1
Election of Seven Directors

The seven Director nominees who receive the greatest number of votes will be elected Director for a one-year term ending in 2022. There is no cumulative voting for Directors. “Withhold” votes and broker non-votes will have no effect on the election of Directors.

Proposal No. 2
Approve, on an advisory basis, the compensation of the Company’s Named Executive Officers.

The affirmative vote of a majority of shares present or represented at the Annual Meeting is required for approval. Abstentions will be counted as votes against Proposal No. 2. Broker non-votes will have no effect on the vote on Proposal No. 2.

Proposal No. 3
Ratify the appointment of PwC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.

The affirmative vote of a majority of shares present or represented at the Annual Meeting is required for ratification. Abstentions will be counted as votes against Proposal No. 3. Broker non-votes will have no effect on the vote on Proposal No. 3.

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ATTENDING THE VIRTUAL MEETING & VOTING

Stockholders of record as of March 30, 2021 will be able to participate in the Annual Meeting by visiting our Annual Meeting website at www.virtualshareholdermeeting.com/PDCE2021. To participate in the Annual Meeting, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials.

The Annual Meeting will begin promptly at 8:00 a.m. Mountain Time on Wednesday, May 26, 2021. Online check-in will begin at 7:45 a.m. Mountain Time, and you should allow approximately 15 minutes for the online check-in procedures.

Whether or not you plan to virtually attend the Annual Meeting and regardless of the number of shares that you own, please cast your vote, at your earliest convenience, as instructed in the proxy card. Your vote is very important. Your vote before the Annual Meeting will ensure representation of your shares at the Annual Meeting even if you are unable to virtually attend. You may submit your vote by the Internet, telephone, mail by voting virtually in the meeting. Voting over the Internet or by telephone is fast and convenient, and your vote is immediately confirmed and tabulated. By using the Internet or telephone, you help us reduce postage, printing and proxy tabulation costs. We encourage all holders of record to vote in accordance with the instructions on the proxy card and/or voting instruction form prior to the Annual Meeting even if they plan on virtually attending the meeting. Submitting a vote before the Annual Meeting will not preclude you from voting your shares at the meeting should you decide to virtually attend.

CONDUCT OF THE MEETING

The Chairman and the Chief Executive Officer have broad authority to conduct the Annual Meeting in an orderly and timely manner. This authority includes establishing rules for stockholders who wish to speak at the Annual Meeting. The Chairman and the Chief Executive Officer may also exercise broad discretion in recognizing stockholders who wish to speak. In light of the need to conclude the Annual Meeting within a reasonable period of time, there can be no assurance that every question submitted by a stockholder prior to the Annual Meeting will be answered at the Annual Meeting.

SOLICITATION OF PROXIES

The Company will bear all costs related to the solicitation of proxies. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable and appropriate expenses incurred by them in sending the proxy materials to the beneficial owners of the Company’s common stock. In addition to solicitations by mail, Directors, officers and employees of the Company may solicit proxies by telephone and, to the extent necessary, other electronic communication and personal interviews, without additional compensation.

APPRAISAL RIGHTS

No action is proposed at the Annual Meeting for which the laws of the State of Delaware or our Bylaws provide a right of our stockholders to dissent and obtain appraisal of or payment for such stockholders’ common stock.

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CONTACT INFORMATION

If you need more information about the Annual Meeting, or if you wish to submit a question to be answered at the Annual Meeting, you may write to or call prior to the meeting:

Corporate Secretary

PDC Energy, Inc.

1775 Sherman Street, Suite 3000

Denver, CO 80203

(303) 860-5800

corpsecretary@pdce.com

For information about shares registered in your name, call PDC at (800) 624-3821. You are also invited to visit PDC’s website at www.pdce.com. The Company’s website materials are not incorporated by reference into this Proxy Statement.

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HOUSEHOLDING INFORMATION

The SEC permits companies and intermediaries (such as brokers and banks) to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report to those stockholders. This process, which is commonly referred to as “householding,” is intended to reduce the volume of duplicate information stockholders receive and reduce expenses for companies. Both the Company and some of our intermediaries may be householding our proxy materials and annual report. Once you have received notice from your broker or another intermediary that they will be householding materials sent to your address, householding will continue until you are notified otherwise or until you revoke your consent. Should you wish to receive separate copies of our annual report and proxy statement in the future, we will promptly deliver a separate copy of each of these documents to you if you send a written or oral request to us at our phone number or address appearing on the cover of this Proxy Statement, to the attention of the Corporate Secretary. If you hold your shares through an intermediary that is householding and you want to receive separate copies of our annual report and proxy statement in the future, you should contact your bank, broker or other nominee record holder.

By Order of the Board of Directors,

Barton R. Brookman

President and Chief Executive Officer

Dated: April 14, 2021

THE COMPANY WILL PROVIDE WITHOUT CHARGE TO ANY PERSON WHO IS A RECORD OR BENEFICIAL HOLDER OF COMMON STOCK OF THE COMPANY, ON WRITTEN REQUEST OF SUCH PERSON, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2020, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, WHICH THE COMPANY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. COPIES MAY BE OBTAINED FREE OF CHARGE BY WRITING TO INVESTOR RELATIONS, PDC ENERGY, INC., 1775 SHERMAN STREET, SUITE 3000, DENVER, COLORADO 80203.

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APPENDIX A

NON-GAAP FINANCIAL MEASURES

The following three tables provide reconciliations of debt, adjusted cash flows from operations per share, and adjusted EBITDAX to their most comparable U.S. GAAP measures (in millions, except per share data):

ADJUSTED CASH FLOWS FROM OPERATIONS

	Twelve Months
	Ended
	December 31,
	2020	2019
Adjusted free cash flows:
Net cash from operating activities	$870.1	$858.2
Changes in assets and liabilities	51.5	(32.8)
Capital expenditures for development of crude oil and natural gas properties	(551.0)	(855.9)
Change in accounts payable related to capital expenditures for oil and gas development activities	28.7	68.2
Adjusted free cash flow	$399.3	$37.7

Adjusted cash flows from operations:
Net cash from operating activities	$870.1	858.2
Changes in assets and liabilities	51.5	(32.8)
Adjusted cash flows from operations	$921.6	$825.4
Adjusted cash flows from operations, per share	$9.38	$12.89

ADJUSTED EBITDAX

	Twelve Months
	Ended
	December 31,
	2020	2019
Net loss to adjusted EBITDAX:
Net loss	$(724.3)	$(56.7)
Loss (gain) on commodity derivative instruments	(180.3)	162.8
Net settlements on commodity derivative instruments	279.3	(17.6)
Non‑cash stock‑based compensation	22.2	23.8
Interest expense, net	88.7	71.1
Income tax benefit	(7.9)	(3.3)
Impairment of properties and equipment	882.4	38.5
Exploration, geologic, and geophysical expense	1.4	4.1
Depreciation, depletion, and amortization	619.7	644.2
Accretion of asset retirement obligations	10.1	6.1
Loss (gain) on sale of properties and equipment	-0.7	9.7
Adjusted EBITDAX	$990.6	$882.7

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	Twelve Months
	Ended
	December 31,
	2020	2019
Cash from operating activities to adjusted EBITDAX:
Net cash from operating activities	$870.1	$858.2
Interest expense, net	88.7	71.1
Amortization of debt discount and issuance costs	(16.8)	(13.6)
Exploration, geologic, and geophysical expense	1.4	4.1
Other	(4.3)	(4.3)
Changes in assets and liabilities	51.5	(32.8)
Adjusted EBITDAX	$990.6	$882.7

66	PDC ENERGY 2021 PROXY

VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on May 25, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/PDCE2021 PDC ENERGY, INC. C/0 BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC. P O BOX 1342 BRENTWOOD, NY 11717 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on May 25, 2021. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D51233-P51110 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. PDC ENERGY, INC. For Withhold For All AllAllExcept To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR proposals 1 through 3. ! ! ! 1. Elect seven directors nominated by the Board, each for a term of one year. Nominees: 01) 02) 03) 04) Barton R. Brookman Mark E. Ellis Paul J. Korus David C. Parke 05) 06) 07) Lynn A. Peterson Carlos A. Sabater Diana L. Sands For Against Abstain ! ! ! ! ! ! 2. To approve, on an advisory basis, the compensation of the Company’s named executive officers. 3. To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. NOTE: To transact any other business that may properly come before the meeting and at any and all adjournments or postponements thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. D51234-P51110 PDC ENERGY, INC. Annual Meeting of Stockholders May 26, 2021 8:00 AM MDT This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) R. Scott Meyers and Nicole L. Martinet, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) him or her to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of PDC ENERGY, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 AM, MDT on May 26, 2021, at www.virtualshareholdermeeting.com/PDCE2021, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side